Exhibit 4.1

SHAREHOLDERS RIGHTS AGREEMENT

This Shareholders Rights Agreement (this “Agreement”) is made and entered into as of October 1, 2025, by and between Genco Shipping & Trading Limited, a Marshall Islands corporation (the “Company”), and Computershare Inc., a Delaware corporation, as Rights Agent (the “Rights Agent”).

WHEREAS, the Board of Directors of the Company (the “Board”) has determined that it is in the best interests of the Company to adopt a shareholder rights plan to ensure, to the extent possible, that all shareholders of the Company are treated fairly in connection with any bid to enter into a business combination with the Company, to allow the Board to examine the merits of and conduct fair negotiations with the counterparty to any such potential business combination, and to permit the Board to explore alternatives to any such business combination; and

WHEREAS, the Board has (a) authorized and declared a dividend of one right (the “Right”) for each share of the Company’s common stock, par value $.01 per share (the “Common Stock”) held of record as of the Close of Business (as hereinafter defined) on October 13, 2025 (the “Record Date”) and (b) has further authorized the issuance of one Right in respect of each share of Common Stock that shall become outstanding (i) at any time between the Record Date and the earliest of the Distribution Date, the Redemption Date or the Final Expiration Date (as such terms are hereinafter defined) or (ii) upon the exercise or conversion, prior to the earlier of the Redemption Date or the Final Expiration Date, of any option or other security exercisable for or convertible into shares of Common Stock, which option or other such security is outstanding on the Distribution Date; and

WHEREAS, each Right represents the right of the holder thereof to purchase one one-thousandth of a share of Series B Preferred Stock (as such number may hereafter be adjusted pursuant to the provisions hereof), upon the terms and subject to the conditions set forth herein, having the rights, preferences and privileges set forth in the Statement of Designations of Series B Preferred Stock, attached hereto as Exhibit A.

NOW THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the parties hereby agree as follows:

1.           Certain Definitions.

“Acquiring Person” shall mean any Person who or which, together with all Affiliates and Associates of such Person and with any other Person whom such Person is “Acting in Concert” as defined herein, shall be the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding, but shall not include the Company, any Subsidiary of the Company or any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person holding shares of Common Stock for or pursuant to the terms of any such plan, but only to the extent related to such plan.  Notwithstanding the foregoing, no Person shall be deemed to be an Acquiring Person as the result of an acquisition of shares of Common Stock by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 15% or more of the shares of Common

Stock of the Company then outstanding; provided, however, that a Person together with all Affiliates and Associates of such Person,  who (i) becomes the Beneficial Owner of 15% or more of the shares of Common Stock of the Company then outstanding by reason of share purchases by the Company and (ii) then after such share purchases by the Company, becomes the Beneficial Owner of any additional shares of Common Stock of the Company (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding shares of Common Stock in shares of Common Stock or pursuant to a split or subdivision of the outstanding shares of Common Stock), such Person shall be deemed to be an Acquiring Person unless upon becoming the Beneficial Owner of such additional shares of Common Stock of the Company such Person does not beneficially own 15% or more of the shares of Common Stock of the Company then outstanding.  Notwithstanding the foregoing, (i) if the Board determines in good faith that a Person who would otherwise be an “Acquiring Person,” as defined herein, has become such inadvertently (including, without limitation, because (A) such Person was unaware that it beneficially owned a percentage of the shares of Common Stock that would otherwise cause such Person to be an “Acquiring Person,” as defined herein, or (B) such Person was aware of the extent of the shares of Common Stock it beneficially owned but had no actual knowledge of the consequences of such beneficial ownership under this Agreement) and without any intention of changing or influencing control of the Company, and if such Person divested or divests as promptly as practicable a sufficient number of shares of Common Stock so that such Person would no longer be an “Acquiring Person,” as defined herein, then such Person shall not be deemed to be or to have become an “Acquiring Person” for any purposes of this Agreement; and (ii) if, as of the date hereof or prior to the first public announcement of the adoption of this Agreement, any Person is the Beneficial Owner of 15% or more of the shares of Common Stock outstanding, such Person shall not be or become an “Acquiring Person,” as defined herein, unless and until such time as such Person shall become the Beneficial Owner of additional shares of Common Stock (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding shares of Common Stock in shares of Common Stock or pursuant to a split or subdivision of the outstanding shares of Common Stock), unless, upon becoming the Beneficial Owner of such additional shares of Common Stock, such Person is not then the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding.  Notwithstanding the foregoing, if a bona fide swaps dealer who would otherwise be an “Acquiring Person” has become so as a result of its actions in the ordinary course of its business that the Board determines, in its sole discretion, were taken without the intent or effect of evading or assisting any other Person to evade the purposes and intent of this Agreement, or otherwise seeking to control or influence the management or policies of the Company, then, and unless and until the Board shall otherwise determine, such Person shall not be deemed to be an “Acquiring Person” for any purposes of this Agreement.

A Person shall be deemed “Acting in Concert” with another Person if such Person knowingly acts (whether or not pursuant to an express agreement, arrangement or understanding) at any time after the first public announcement of the adoption of this Agreement in concert of in parallel with such other Person, or towards a common goal with such other Person, relating to changing or influencing the control of the Company or in connection with or as a participant in any transaction having that purpose or effect, where (i) each Person is conscious of the other Person’s conduct and this awareness is an element in their respective decision-making processes and (b) at least one additional factor supports a determination by the Board that such Persons intended to act in concert or in parallel, which such additional factors may include, without limitation, exchanging information, attending meetings, conducting discussions, or making or soliciting invitations to act in concert or in parallel; except that the additional factor required shall not include actions by an officer or director of the Company acting in such capacities. A Person who is Acting in Concert with another Person shall also be deemed to be Acting in Concert with any third party who is also Acting in Concert with such other Person. No Person shall be deemed to be Acting in Concert with another Person solely as a result of (i) making or receiving a solicitation of, or granting or receiving, revocable proxies or consents given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by means of a solicitation statement filed on Schedule 14A, or (ii) soliciting or being solicited for, or tendering or receiving, tenders of securities in a public tender or exchange offer made pursuant to, and in accordance with, Section 14(d) of the Exchange Act by means of a tender offer statement filed on Schedule TO.

“Adjustment fraction” shall have the meaning set forth in Section 11(a)(i) hereof.

“Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Agreement, except that no director or officer of the Company shall be deemed an Affiliate or Associate of any other director or officer of the Company solely as a result of his or her being a director or officer of the Company.

A Person shall be deemed the “Beneficial Owner” of and shall be deemed to “Beneficially Own” any securities:

(i)
which such Person or any of such Person’s Affiliates or Associates, or any other Person with whom such Person is Acting in Concert, beneficially owns, directly or indirectly, for purposes of Section 13(d) of the Exchange Act and Rule 13d-3 thereunder (or any comparable or successor law or regulation);

(ii)
which such Person or any of such Person’s Affiliates or Associates, or any other Person with whom such Person is Acting in Concert (or any Affiliate or Associate thereof),  has directly or indirectly (A) the right or obligation to acquire (whether such right is exercisable or such obligation is required to be performed immediately, after the passage of time, upon the occurrence of a contingency (whether or not such contingency is in the control of such Person) or otherwise) pursuant to any agreement, arrangement or understanding, whether or not in writing (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed pursuant to this subsection (ii)(A) to be the Beneficial Owner of, or to beneficially own, (1) securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person’s Affiliates or Associates, or any other Person with whom such Person is Acting in Concert,  until such tendered securities are accepted for purchase or exchange, or (2) securities that a Person or any of such Person’s Affiliates or Associates, or any other Person with whom such Person is Acting in Concert,  may be deemed to have the right to acquire pursuant to any merger or other acquisition agreement between the Company and such Person (or one or more of its Affiliates or Associates, or any other Person with whom such Person is Acting in Concert) if such agreement has been approved by the Board prior to there being an Acquiring Person; or (B) the right to vote pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security under this subsection (ii)(B) if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report);

(iii)
that are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof, or any other Person with whom such Person is Acting in Concert) with which such Person or any of such Person’s Affiliates or Associates, or any other Person with whom such Person is Acting in Concert, has any agreement, arrangement or understanding, whether or not in writing (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso to subsection (ii)(B) above) or disposing of any securities of the Company; provided, however, that in no case shall an officer or director of the Company be deemed (x) the Beneficial Owner of any securities beneficially owned by another officer or director of the Company solely by reason of actions undertaken by such persons in their capacity as officers or directors of the Company or (y) the Beneficial Owner of securities held of record by the trustee of any employee benefit plan of the Company or any Subsidiary of the Company for the benefit of any employee of the Company or any Subsidiary of the Company, other than the officer or director, by reason of any influence that such officer or director may have over the voting of the securities held in the plan;

(iv)
that are beneficially owned, directly or indirectly, by a Counterparty (or any of such Counterparty’s Affiliates or Associates) under any Derivatives Contract (without regard to any short or similar position under the same or any other Derivatives Contract) to which such Person or any such Person’s Affiliates or Associates or any other Person with whom such Person is Acting in Concert, is a Receiving Party (as such terms are defined in the immediately following paragraph); provided, however, that the number of shares of Common Stock that a Person is deemed to Beneficially Own pursuant to this clause (iv) in connection with a particular Derivatives Contract shall not exceed the number of Notional Common Shares with respect to such Derivatives Contract; provided, further, that the number of securities beneficially owned by each Counterparty (including its Affiliates and Associates) under a Derivatives Contract shall for purposes of this clause (iv) be deemed to include all securities that are beneficially owned, directly or indirectly, by any other Counterparty (or any of such other Counterparty’s Affiliates or Associates) under any Derivatives Contract to which such first Counterparty (or any of such first Counterparty’s Affiliates or Associates) is a Receiving Party, with this proviso being applied to successive Counterparties as appropriate.

A “Derivatives Contract” is a contract between two parties (the “Receiving Party” and the “Counterparty”) that is designed to produce economic benefits and risks to the Receiving Party that correspond substantially to the ownership by the Receiving Party of a number of shares of Common Stock specified or referenced in such contract (the number corresponding to such economic benefits and risks, the “Notional Common Shares”), regardless of whether obligations under such contract are required or permitted to be settled through the delivery of cash, Common Stock or other property, without regard to any short position under the same or any other Derivatives Contract. For the avoidance of doubt, interests in broad-based index options, broad-based index futures and broad-based publicly traded market baskets of stocks approved for trading by the appropriate federal governmental authority shall not be deemed to be Derivatives Contracts.

“Board Evaluation Period” shall have the meaning set forth in Section 23(c) hereof.

“Book Entry” shall mean an uncertificated book entry for securities on a register maintained by the Company or its agent for that purpose.

“Business Day” shall mean any day other than a Saturday, Sunday or a day on which banking institutions in New York are authorized or obligated by law or executive order to close.

“Close of Business” on any given date shall mean 5:00 P.M., New York time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., New York time, on the next succeeding Business Day.

“Common Stock” shall have the meaning set forth in the preamble unless otherwise specified.  When used with reference to any Person other than the Company, Common Stock means the capital stock with the greatest voting power, or the equity securities or other equity interest having power to control or direct the management, of such Person or, if such Person is a Subsidiary of another Person, of the Person that ultimately controls such first Person.

“Common Stock Equivalents” shall have the meaning set forth in Section 11(a)(iii) hereof.

“Company” shall have the meaning set forth in the preamble, subject to the terms of Section 13(a)(iii)(C) hereof.

“Current Per Share Market Price” of any security (a “Security” for purposes of this definition), for all computations other than those made pursuant to Section 11(a)(iii) hereof, shall mean the average of the daily closing prices per share of such Security for the thirty (30)

consecutive Trading Days immediately prior to such date, and for purposes of computations made pursuant to Section 11(a)(iii) hereof, the Current Per Share Market Price of any Security on any date shall be deemed to be the average of the daily closing prices per share of such Security for the ten (10) consecutive Trading Days immediately prior to such date; provided, however, that in the event that the Current Per Share Market Price of the Security is determined during a period following the announcement by the issuer of such Security of (i) a dividend or distribution on such Security payable in shares of such Security or securities convertible into such shares or (ii) any subdivision, combination or reclassification of such Security, and prior to the expiration of the applicable thirty (30) Trading Day or ten (10) Trading Day period, after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the Current Per Share Market Price shall be appropriately adjusted to reflect the current market price per share equivalent of such Security.  The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if the Security is not listed or admitted to trading on the NYSE, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Security is listed or admitted to trading or, if the Security is not listed or admitted to trading on any national securities exchange, the last sale price or, if such last sale price is not reported, the average of the high bid and low asked prices in the over-the-counter market, as reported by the NYSE or such other system then in use, or, if on any such date the Security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Security selected by the Board.  If on any such date no market maker is making a market in the Security, the fair value of such shares on such date as determined in good faith by the Board shall be used.  If the Preferred Shares are not publicly traded, the Current Per Share Market Price of the Preferred Shares shall be conclusively deemed to be the Current Per Share Market Price of the shares of Common Stock as determined pursuant to this definition, as appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof, multiplied by 1,000.  If the Security is not publicly held or so listed or traded, Current Per Share Market Price shall mean the fair value per share as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

“Current Value” shall have the meaning set forth in Section 11(a)(iii) hereof.

“Definitive Acquisition Agreement” shall mean any definitive written agreement entered into by the Company that is conditioned on the approval by the holders of not less than a majority of the outstanding shares of Common Stock at a meeting of the shareholders of the Company with respect to (i) a merger, consolidation, recapitalization, reorganization, share exchange, business combination or similar transaction involving the Company or (ii) the acquisition in any manner, directly or indirectly, of more than 50% of the consolidated total assets (including, without limitation, equity securities of its subsidiaries) of the Company and its Subsidiaries

“Demanding Shareholders” shall have the meaning set forth in Section 23(c)(i) hereof.

“Distribution Date” shall mean the earlier of (i) the Close of Business on the tenth day after the Shares Acquisition Date (or, if the tenth day after the Shares Acquisition Date occurs before the Record Date, the Close of Business on the Record Date) or (ii) the Close of Business on the tenth Business Day (or such later date as may be determined by action of the Board) after the date that a tender or exchange offer by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan) is first published or sent or given within the meaning of Rule 14d-2(a) of the General Rules and Regulations under the Exchange Act, if, assuming the successful consummation thereof, such Person would be an Acquiring Person.

“Equivalent Shares” shall mean Preferred Shares and any other class or series of capital stock of the Company which is entitled to the same rights, privileges and preferences as the Preferred Shares.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Exchange Ratio” shall have the meaning set forth in Section 24(a) hereof.

“Exercise Price” shall have the meaning set forth in Section 4(a) hereof.

“Expiration Date” shall mean the earliest to occur of: (i) the Close of Business on the Final Expiration Date, (ii) the Redemption Date, or (iii) the time at which the Board orders the exchange of the Rights as provided in Section 24 hereof.

“Final Expiration Date” shall mean September 30, 2026.

“NYSE” shall mean the New York Stock Exchange.

“Outside Meeting Date” shall have the meaning set forth in Section 23(c)(iii) hereof.

“Ownership Statements” means, with respect to any Book Entry shares of Common Stock, current ownership statements issued to the record holders thereof in lieu of a certificate representing such shares.

 “Person” shall mean any individual, firm, partnership (general or limited), corporation, limited liability company, association, trust, limited liability partnership, joint venture, unincorporated organization or other entity, and shall include any successor (by merger or otherwise) of such entity, as well as any syndicate or group deemed to be a Person under Section 13(d)(3) of the Exchange Act and Rule 13d-5(b)(1) of the Exchange Act.

“Post-event Transferee” shall have the meaning set forth in Section 7(e) hereof.

“Preferred Shares” shall mean shares of Series B Preferred Stock, $0.01 par value, of the Company.

“Pre-event Transferee” shall have the meaning set forth in Section 7(e) hereof.

“Principal Party” shall have the meaning set forth in Section 13(b) hereof.

“Qualifying Offer” shall mean an offer determined by the Board to have, to the extent required for the type of offer specified, each of the following characteristics:

(i)
a fully financed all-cash tender offer or an exchange offer offering shares of common stock of the offeror, or a combination of a fully financed cash tender offer and such an exchange offer, in each such case for any and all of the outstanding shares of Common Stock at the same per-share consideration;

(ii)	an offer that has commenced within the meaning of Rule 14d-2(a) under the Exchange Act;
(iii)
an offer that, within twenty (20) Business Days after the commencement date of the offer (or within ten (10) Business Days after any increase in the offer consideration), does not result in a nationally recognized investment banking firm retained by the Board rendering an opinion to the Board that the consideration being offered to the shareholders of the Company is either unfair or inadequate;

(iv)
an offer whose offer price per share of Common Stock of the Company is greater than the highest reported market price for the Common Stock of the Company in the 24 months immediately preceding the Commencement of such offer within the meaning of Rule 14d-2(a) under the Exchange Act, with, in the case of an offer that includes shares of common stock of the offeror, such offer price per share of Common Stock of the Company being determined using the lowest reported market price for common stock of the offeror during the five Trading Days (as hereinafter defined) immediately preceding and the five Trading Days immediately following the commencement of such offer within the meaning of Rule 14d-2(a) under the Exchange Act

(v)
an offer that is subject only to the minimum tender condition described below in clause (ix) of this definition and other customary terms and conditions, which conditions shall not include any financing, funding or similar conditions or any requirements with respect to the offeror or its agents being permitted any due diligence with respect to the books, records, management, accountants or other outside advisers of the Company;

(vi)
an offer pursuant to which the Company has received an irrevocable, legally binding written commitment of the offeror that the offer will remain open until at least the later of (A) the date the Board redeems the outstanding Rights or exempts such offer from the terms of this Agreement, (B) if Special Meeting Demands are not received from the holders of a Requisite Percentage with respect to such offer, ten (10) Business days after the end of the Board Evaluation Period and (C) if a Special Meeting is duly requested in accordance with Section 23(c), ten (10) Business Days after the date of the Special Meeting or, if no Special Meeting is held within the Special Meeting Period, ten (10) Business Days following the last day of such Special Meeting Period;

(vii)
an offer pursuant to which the Company has received an irrevocable, legally binding written commitment of the offeror that the offer, if it is otherwise set to expire prior thereto, will be extended for at least 20 Business Days after any increase in the consideration offered or after any bona fide alternative offer is commenced within the meaning of Rule 14d-2(a) under the Exchange Act;
(viii)
an offer that is conditioned on a minimum of at least a majority of (i) the shares of the Common Stock outstanding on a fully-diluted basis and (ii) the outstanding shares of the Common Stock not held by the Person making such offer (or such Person’s Affiliates or Associates) being tendered and not withdrawn as of the offer’s expiration date, which condition shall not be waivable;

(ix)
an offer pursuant to which the Company has received an irrevocable, legally binding written commitment of the offeror to consummate, as promptly as practicable upon successful completion of the offer, a second step transaction whereby all shares of the Common Stock not tendered into the offer will be acquired at the same consideration per share of Common Stock actually paid pursuant to the offer, subject to shareholders’ statutory appraisal rights, if any;

(x)
an offer pursuant to which the Company has received an irrevocable, legally binding written commitment of the offeror that no amendments will be made to the offer to reduce the consideration being offered or to otherwise change the terms of the offer in a way that is adverse to a tendering shareholder (other than extensions of the offer as permitted or required pursuant to this Agreement);

(xi)
an offer (other than an offer consisting solely of cash consideration) pursuant to which the Company has received the written representation and certification of the offeror and the written representations and certifications of the offeror’s Chief Executive Officer, Chief Financial Officer or General Counsel of the Company, acting in such capacities, that (i) all facts about the offeror that would be material to making an investor’s decision to accept the offer have been fully and accurately disclosed as of the date of the commencement of the offer within the meaning of Rule 14d-2(a) of the Exchange Act, (ii) all such new facts will be fully and accurately disclosed on a prompt basis during the entire period during which the offer remains open, but in no event less than two Business Days prior to the expiration date (which may necessitate the extension of such offer), and (iii) all required Exchange Act reports (or if the offeror’s securities are not registered in the U.S., the foreign equivalents) shall will be filed by the offeror in a timely manner during such period; and

(xii)
if the offer includes shares of common stock of the offeror, (i) the offeror is a publicly owned corporation and its common stock is freely tradable and is listed or admitted to trading on either the NASDAQ Global Select Market, the NASDAQ Global Market or the NYSE, (ii) no shareholder approval of the offeror is required to issue such common stock, or, if required, such approval has already been obtained, (iii) no Person (including such Person’s Affiliates and Associates) beneficially owns more than 20% of the voting stock of the offeror at the time of commencement of the offer or at any time during the term of the offer, (iv) no other class of voting stock of the offeror is outstanding and (v) the offeror meets the registrant eligibility requirements for use of Form S-3 or F-3 for registering securities under the Securities Act, including, without limitation, the filing of all required Exchange Act reports in a timely manner during the twelve calendar months prior to the date of commencement of such offer.

For the purposes of this definition of Qualifying Offer, “fully financed” shall mean that the offeror has sufficient funds for the offer and related expenses which shall be evidenced by (i) firm, unqualified, written commitments from responsible financial institutions having the necessary financial capacity, accepted by the offeror, to provide funds for such offer subject only to customary terms and conditions, (ii) cash or cash equivalents then available to the offeror, set apart and maintained solely for the purpose of funding the offer with an irrevocable, legally binding written commitment being provided by the offeror to the Board to maintain such availability until the offer is consummated or withdrawn or (iii) a combination of the foregoing; which evidence has been provided to the Company prior to, or upon, commencement of the offer. If an offer becomes a Qualifying Offer in accordance with this definition, but subsequently ceases to be a Qualifying Offer as a result of the failure at a later date to continue to satisfy any of the requirements of this definition, such offer shall cease to be a Qualifying Offer, and the provisions of Section 23(c) shall no longer be applicable to such offer.

“Qualifying Offer Resolution” shall have the meaning set forth in Section 23(c)(i) hereof.

“Record Date” shall have the meaning set forth in the recitals at the beginning of this Agreement.

“Redemption Date” shall have the meaning set forth in Section 23(a) hereof.

“Redemption Price” shall have the meaning set forth in Section 23(a) hereof.

“Requisite Percentage” shall have the meaning set forth in Section 23(c)(i) hereof.

“Rights Agent” shall mean Computershare Inc., or its successor or replacement as provided in Sections 19 and 21 hereof.

“Rights Certificate” shall mean a certificate substantially in the form attached hereto as Exhibit B.

“Section 11(a)(ii) Trigger Date” shall have the meaning set forth in Section 11(a)(iii) hereof.

“Section 13 Event” shall mean any event described in clause (i), (ii) or (iii) of Section 13(a) hereof.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Shares Acquisition Date” shall mean the first date of public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) under the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become such; provided that, if such Person is determined not to have become an Acquiring Person as defined herein, then no Shares Acquisition Date shall be deemed to have occurred.

“Special Meeting” shall have the meaning set forth in Section 23(c)(i) hereof.

“Special Meeting Demand” shall have the meaning set forth in Section 23(c)(i) hereof.

“Spread” shall have the meaning set forth in Section 11(a)(iii) hereof.

“Subsidiary” of any Person shall mean any corporation or other entity of which an amount of voting securities sufficient to elect a majority of the directors or Persons having similar authority of such corporation or other entity is beneficially owned, directly or indirectly, by such Person, or any corporation or other entity otherwise controlled by such Person.

“Substitution Period” shall have the meaning set forth in Section 11(a)(iii) hereof.

“Summary of Rights” shall mean a summary of this Agreement substantially in the form attached hereto as Exhibit C.

“Total Exercise Price” shall have the meaning set forth in Section 4(a) hereof.

“Trading Day” shall mean a day on which the principal national securities exchange on which a referenced security is listed or admitted to trading is open for the transaction of business or, if a referenced security is not listed or admitted to trading on any national securities exchange, a Business Day.

A “Triggering Event” shall be deemed to have occurred upon any Person, becoming an Acquiring Person.

2.          Appointment of Rights Agent.  The Company hereby appoints the Rights Agent to act as rights agent for the Company in accordance with the express terms and conditions (and no implied terms and conditions) hereof, and the Rights Agent hereby accepts such appointment.  The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable (the term “Rights Agent” being used herein to refer, collectively, to the Rights Agent together with any such co-Rights Agents), upon ten (10) days’ prior written notice to the Rights Agent.  In the event the Company appoints one or more co-Rights Agents, the respective duties of the Rights Agent and any co-Rights Agents shall be as the Company reasonably determines, provided, that such duties are consistent with the terms and conditions of this Agreement and that contemporaneously with such appointment the Company shall notify, in writing, the Rights Agent and any co-Rights Agents of any such duties.  The Rights Agent shall have no duty to supervise and shall in no event be liable for the acts or omissions of any such co-Rights Agents.

3.           Issuance of Rights Certificates.

(a)        Until the Distribution Date, (i) the Rights will be evidenced (subject to the provisions of Sections 3(b) and 3(c) hereof) by the certificates for shares of Common Stock registered in the names of the holders thereof (which certificates shall also be deemed to be

Rights Certificates) or by Book Entry shares of Common Stock and not by separate Rights Certificates (or, for shares participating in the direct registration system, by notations in the respective book entry accounts for the Common Stock), and (ii) the right to receive Rights Certificates will be transferable by, and only in connection with the transfer of shares of Common Stock.  Until the earlier of the Distribution Date or the Expiration Date, the surrender for transfer of certificates for shares of Common Stock shall also constitute the surrender for transfer of the Rights associated with the shares of Common Stock represented thereby.  As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (or the Rights Agent will, if requested to do so by the Company and provided with all necessary documentation and information, in form and substance reasonably satisfactory to the Rights Agent, send) by first-class, insured, postage-prepaid mail, to each record holder of shares of Common Stock as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company or the transfer agent or registrar for the Common Stock, a Rights Certificate evidencing one Right for each share of Common Stock so held, subject to adjustment as provided herein; except that, notwithstanding anything to the contrary herein, the Company may choose to use book entry in lieu of physical certificates, in which case “Rights Certificates” shall, where appropriate in the context, be deemed to mean the uncertificated Book Entry representing the related Rights.  In the event that an adjustment in the number of Rights per share of Common Stock has been made pursuant to Section 11 hereof, then at the time of distribution of the Rights Certificates, the Company shall make the necessary and appropriate rounding adjustments (in accordance with Section 14(a) hereof) so that Rights Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights.  As of and after the Distribution Date, the Rights will be evidenced solely by such Rights Certificates and may be transferred by the transfer of the Rights Certificates as permitted hereby, separately and apart from any transfer of shares of Common Stock, and the holders of such Rights Certificates as listed in the records of the Company or any transfer agent or registrar for the Rights shall be the record holders thereof.

(b)          The Company shall promptly notify the Rights Agent in writing upon the occurrence of the Distribution Date and, if such notification is given orally, the Company shall confirm the same in writing on or prior to the Business Day next following.  Until such notice is received by the Rights Agent, the Rights Agent may presume conclusively for all purposes that the Distribution Date has not occurred.

(c)         The Company may, if it so elects, send (directly or through the Rights Agent or the Company’s transfer agent for Common Stock) a copy of the Summary of Rights by first-class, postage-prepaid mail, to each record holder of shares of Common Stock as of the Close of Business on the Record Date, at the address of such holder shown on the records of the Company’s transfer agent and registrar.  With respect to certificates for shares of Common Stock outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by such certificates registered in the names of the holders thereof together with the Summary of Rights (or, in the case of shares reflected on the direct registration system, the notations in the book-entry account system of the transfer agent for the Common Stock).  Until the Distribution Date (or, if earlier, the Expiration Date), the surrender for transfer of any certificate for shares of Common Stock outstanding on the Record Date, with or without a copy of the Summary of

Rights, shall also constitute the transfer of the Rights associated with the shares of Common Stock represented thereby.

(d)        Unless the Board by resolution adopted at or before the time of the issuance of any shares of Common Stock specifies to the contrary, Rights shall be issued in respect of all shares of Common Stock that are issued after the Record Date but prior to the earlier of the Distribution Date or the Expiration Date or, in certain circumstances provided in Section 22 hereof, after the Distribution Date.  Certificates representing such shares of Common Stock shall also be deemed to be certificates for Rights, and shall bear substantially the following legend:

THIS CERTIFICATE ALSO EVIDENCES AND ENTITLES THE HOLDER HEREOF TO CERTAIN RIGHTS AS SET FORTH IN A SHAREHOLDERS RIGHTS AGREEMENT BETWEEN GENCO SHIPPING & TRADING LIMITED AND COMPUTERSHARE INC. (OR ANY SUCCESSOR RIGHTS AGENT), AS THE RIGHTS AGENT, DATED AS OF OCTOBER 1, 2025, AS ORIGINALLY EXECUTED AND AS IT MAY BE AMENDED OR RESTATED OR SUPPLEMENTED FROM TIME TO TIME (THE “RIGHTS AGREEMENT”), THE TERMS OF WHICH ARE HEREBY INCORPORATED HEREIN BY REFERENCE AND A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF GENCO SHIPPING & TRADING LIMITED.  UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE RIGHTS AGREEMENT, SUCH RIGHTS WILL BE EVIDENCED BY SEPARATE CERTIFICATES AND WILL NO LONGER BE EVIDENCED BY THIS CERTIFICATE.  GENCO SHIPPING & TRADING LIMITED WILL MAIL TO THE HOLDER OF THIS CERTIFICATE A COPY OF THE RIGHTS AGREEMENT, AS IN EFFECT ON THE DATE OF MAILING, WITHOUT CHARGE, PROMPTLY AFTER RECEIPT OF A WRITTEN REQUEST THEREFOR.  UNDER CERTAIN CIRCUMSTANCES SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS ISSUED TO, OR HELD BY, ANY PERSON WHO IS, WAS OR BECOMES AN ACQUIRING PERSON OR ANY AFFILIATE OR ASSOCIATE THEREOF (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT), WHETHER CURRENTLY HELD BY OR ON BEHALF OF SUCH PERSON OR BY ANY SUBSEQUENT HOLDER, MAY BECOME NULL AND VOID.

(e)         With respect to such certificates containing the foregoing legend, until the earlier of (i) the Distribution Date or (ii) the Expiration Date, the Rights associated with the shares of Common Stock represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any such certificate shall also constitute the transfer of the Rights associated with the shares of Common Stock represented thereby.  Similarly, during such time periods, transfers of shares participating in the direct registration system shall also be deemed to be transfers of the associated Rights.  In the case of any shares participating in the direct registration system, the Company shall cause the transfer agent for the Common Stock to include on each direct registration account statement with respect thereto issued prior to the Distribution Date a notation equivalent to the legend set forth in Section 3(d), mutatis mutandis.  In the event shares of the Common Stock are not represented by certificates, references in this

Agreement to certificates shall be deemed to refer to the notations in the book-entry accounts reflecting ownership of such shares.

(f)          In the event the Company purchases or acquires any shares of Common Stock after the Record Date but prior to the Distribution Date, any Rights associated with such shares of Common Stock shall be deemed canceled and retired so that the Company shall not be entitled to exercise any Rights associated with the shares of Common Stock which are no longer outstanding.

(g)        Notwithstanding anything to the contrary in this Section 3, the omission of a legend shall not affect the enforceability of any part of this Agreement or the rights of any holder of the Rights.

4.           Form of Rights Certificates.

(a)         The Rights Certificates (and the forms of election to purchase shares of Common Stock and of assignment to be printed on the reverse thereof) shall be substantially in the form of Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate (but which do not affect the rights, duties, liabilities, protections or responsibilities of the Rights Agent hereunder) and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any applicable rule or regulation made pursuant thereto or with any applicable rule or regulation of any stock exchange or the Financial Industry Regulatory Authority or to conform to usage.  Subject to the provisions of Section 11 and Section 22 hereof, the Rights Certificates, whenever distributed, shall be dated as of the Record Date (or in the case of Rights issued with respect to shares of Common Stock issued by the Company after the Record Date, as of the date of issuance of such shares of Common Stock) and on their face shall entitle the holders thereof to purchase such number of one-thousandths of a Preferred Share as shall be set forth therein at the price set forth therein (such exercise price per one one-thousandth of a Preferred Share being hereinafter referred to as the “Exercise Price” and the aggregate Exercise Price of all Preferred Shares issuable upon exercise of one Right being hereinafter referred to as the “Total Exercise Price”), but the number and type of securities purchasable upon the exercise of each Right and the Exercise Price shall be subject to adjustment as provided herein.

(b)         Any Rights Certificate issued pursuant to Section 3(a) or Section 22 hereof that represents Rights beneficially owned by: (i) an Acquiring Person or any Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom such Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect avoidance of Section 7(e) hereof, and any Rights Certificate issued pursuant to Section 6 or Section 11 hereof upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, shall contain, provided that the Company has notified the Rights Agent that this Section 4(b) applies, and to the extent feasible, the following legend:

THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT).  ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF THE RIGHTS AGREEMENT

The absence of the foregoing legend on any Rights Certificate shall in no way affect any of the other provisions of this Agreement, including the provisions of Section 7(e).  The Company shall instruct the Rights Agent in writing of the Right that should be so legended.  The Company shall give written notice to the Rights Agent as soon as practicable after it becomes aware of the existence and identity of any Acquiring Person or any Related Person thereof.

5.            Countersignature and Registration.

(a)        The Rights Certificates shall be executed on behalf of the Company by its Chairman of the Board, its Chief Executive Officer, its Chief Financial Officer, its President or any Vice President, either manually or by facsimile signature, and by its Treasurer, any of its Assistant Treasurers, its Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature or other customary means of electronic transmission (e.g., “PDF”), shall have affixed thereto the Company’s seal or an electronic version thereof, and shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature or other customary means of electronic transmission (e.g., “PDF”).  The Right Certificates shall be countersigned, either manually or by facsimile signature or other customary means of electronic transmission (e.g., “PDF”), by an authorized signatory of the Rights Agent and shall not be valid for any purpose unless countersigned.  In case any officer of the Company who shall have signed any of the Rights Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Rights Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Rights Certificates on behalf of the Company had not ceased to be such officer of the Company; and any Rights Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Rights Certificate, shall be a proper officer of the Company to sign such Rights Certificate, although at the date of the execution of this Agreement any such person was not such an officer.  In case any authorized signatory of the Rights Agent who has countersigned any Right Certificate ceases to be an authorized signatory of the Rights Agent before issuance and delivery by the Company, such Right Certificate, nevertheless, may be issued and delivered by the Company with the same force and effect as though the person who countersigned such Right Certificate had not ceased to be an authorized signatory of the Rights Agent; and any Right Certificate may be countersigned on behalf of the Rights Agent by any person who, at the actual date of the countersignature of such Right Certificate, is properly authorized to countersign such Right Certificate, although at the date of the execution of this Agreement any such person was not so authorized.

(b)        Following the Distribution Date, upon receipt by the Rights Agent of notice to that effect and all other relevant information referred to in Section 3(a), the Rights Agent will keep or cause to be kept, at its office designated for such purposes, books for registration and transfer of the Rights Certificates issued hereunder.  Such books shall show the names and addresses of the respective holders of the Rights Certificates, the number of Rights evidenced on its face by each of the Rights Certificates and the date of each of the Rights Certificates.

6.         Transfer, Split Up, Combination and Exchange of Rights Certificates; Mutilated, Destroyed, Lost or Stolen Rights Certificates.

(a)       Subject to the provisions of Sections 7(e), 14 and 24 hereof, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the earlier or the Redemption Date or the Expiration Date, any Rights Certificate or Rights Certificates (other than Right Certificates representing Rights that have become null and void pursuant to Section 11(a)(ii) hereof or that have been exchanged pursuant to Section 24 hereof) may be transferred, split up, combined or exchanged for another Rights Certificate or Rights Certificates, entitling the registered holder to purchase a like number of one-thousandths of a Preferred Share (or, following a Triggering Event, other securities, cash or other assets, as the case may be) as the Rights Certificate or Rights Certificates surrendered then entitled such holder to purchase.  Any registered holder desiring to transfer, split up, combine or exchange any Rights Certificate or Rights Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Rights Certificate or Rights Certificates to be transferred, split up, combined or exchanged at the office of the Rights Agent designated for such purpose, accompanied by a signature guarantee from an eligible guarantor institution participating in a signature guarantee program approved by the Securities Transfer Association (a “Signature Guarantee”), and such other documentation as the Rights Agent may reasonably request; provided, that if the Rights are represented by Book Entry, such registered holder shall make such request according to such procedures and accompanied by such documentation as the Company or the Rights Agent may reasonably request.  The Right Certificates are transferable only on the registry books of the Rights Agent.  Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Rights Certificate until the registered holder shall have properly completed and duly executed the certificate contained in the form of assignment on the reverse side of such Rights Certificate accompanied by a Signature Guarantee and shall have provided such additional evidence, as the Company or the Rights Agent may reasonably request, of the identity of the Beneficial Owner (or former Beneficial Owner) thereof and of the Rights evidenced thereby and any Affiliates or Associates thereof and paid a sum sufficient to cover any tax or charge that may be imposed in connection with any transfer, split up, combination or exchange of Rights Certificates as required by Section 9(e) hereof.  Thereupon the Rights Agent shall, subject to Sections 7(e), 14 and 24 hereof, countersign and deliver to the person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested, registered in such name or names as may be designated by the surrendering registered holder.  The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Rights Certificates.  The Rights Agent shall promptly forward any such sum collected by it to the Company or to such Person(s) as the Company shall specify by written notice.  The Rights Agent shall have no duty or obligation under this Section unless and until it is satisfied that all such taxes and/or governmental charges have been paid.

(b)         Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Rights Certificate, and the identity of the Beneficial Owner (or former Beneficial Owner) or Associates or Affiliates thereof (including a Signature Guarantee and such other documentation as the Company or the Rights Agent shall reasonably request), and, in case of loss, theft or destruction, of indemnity, including an open penalty surety bond, or security reasonably satisfactory to them, and reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Rights Certificate if mutilated, the Company will execute and deliver a new Rights Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered holder in lieu of the Rights Certificate so lost, stolen, destroyed or mutilated.

7.           Exercise of Rights; Exercise Price; Expiration Date of Rights.

(a)        Subject to Sections 7(e), 23(b) and 24(b) hereof, the registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date and prior to the Close of Business on the Expiration Date by surrender of the Rights Certificate, with the form of election to purchase and the certificate on the reverse side thereof properly completed and duly executed, to the Rights Agent at the office of the Rights Agent designated for such purpose, accompanied by a Signature Guarantee and such other documentation as the Rights Agent may reasonably request (provided, that if the Rights are represented by Book Entry, such registered holder shall exercise such Rights according to such procedures and accompanied by such documentation as the Rights Agent may reasonably request with the approval of the Company), together with payment of the Exercise Price for each one-thousandth of a Preferred Share (or, following a Triggering Event, other securities, cash or other assets as the case may be) as to which the Rights are exercised, and an amount equal to any tax or charge required to be paid under Section 9(3) hereof, by certified check, cashier’s check, bank draft or money order payable to the order of the Company.  Except for those provisions herein which expressly survive the termination of this Agreement, this Agreement shall terminate at such time as the Rights are no longer exercisable hereunder.

(b)         The Exercise Price for each one-thousandth of a Preferred Share issuable pursuant to the exercise of a Right shall initially be One Hundred Seven Dollars ($107.00), shall be subject to adjustment from time to time as provided in Sections 11 and 13 hereof and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below.

(c)          Upon receipt of a Rights Certificate representing exercisable Rights, with the form of election to purchase properly completed and duly executed, accompanied by payment of the Exercise Price for the number of one-thousandths of a Preferred Share (or, following a Triggering Event, other securities, cash or other assets as the case may be) to be purchased and an amount equal to any applicable transfer tax required to be paid by the holder of such Rights Certificate in accordance with Section 9(e) hereof, the Rights Agent shall, subject to Section 20(k) hereof, thereupon promptly (i) (A) requisition from any transfer agent of the Preferred Shares (or make available, if the Rights Agent is the transfer agent for the Preferred Shares) a certificate or certificates for the number of one-thousandths of a Preferred Share (or, following a Triggering Event, other securities, cash or other assets as the case may be) to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests or (B) if the Company shall have elected to deposit the total number of one-thousandths of a Preferred Share (or, following a Triggering Event, other securities, cash or other assets as the case may be) issuable upon exercise of the Rights hereunder with a depositary agent, requisition from the depositary agent depositary receipts representing such number of one-thousandths of a Preferred Share (or, following a Triggering Event, other securities, cash or other assets as the case may be) as are to be purchased (in which case certificates for the Preferred Shares (or, following a Triggering Event, other securities, cash or other assets as the case may be) represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company hereby directs the depositary agent to comply with such request, (ii) when necessary to comply with this Agreement, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 14 hereof, (iii) after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder and (iv) when necessary to comply with this Agreement, after receipt thereof, deliver such cash to or upon the order of the registered holder of such Rights Certificate.  The payment of the Exercise Price (as such amount may be reduced (including to zero) pursuant to Section 11(a)(iii) hereof) and an amount equal to any applicable transfer tax required to be paid by the holder of such Rights Certificate in accordance with Section 9(e) hereof, may be made in cash or by certified bank check, cashier’s check or bank draft payable to the order of the Company.  In the event that the Company is obligated to issue securities of the Company other than Preferred Shares, pay cash and/or distribute other property pursuant to Section 11(a) hereof, the Company will make all arrangements necessary so that such other securities, cash and/or other property are available for distribution by the Rights Agent, if and when appropriate. Until so received, the Rights Agent shall have no duties or obligations with respect to such securities, cash and/or property.

(d)        In case the registered holder of any Rights Certificate shall properly exercise less than all the Rights evidenced thereby, a new Rights Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Rights Certificate or to his or her duly authorized assigns, subject to the provisions of Section 14 hereof.

(e)        Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of a Triggering Event, any Rights beneficially owned by (i) an Acquiring Person or an Associate or Affiliate of an Acquiring Person, or any other Person with whom such Person is Acting in Concert, (ii) a transferee of an Acquiring Person or of any such Associate or Affiliate or of any other Person with whom such Person is Acting in Concert who becomes a transferee after the Acquiring Person becomes such (a “Post-Event Transferee”), (iii) a transferee of an Acquiring Person or of any such Associate or Affiliate or of any other Person with whom such Person is Acting in Concert who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 7(e) (a “Pre-Event Transferee”) or (iv) any subsequent transferee receiving transferred Rights from a Post-Event Transferee or a Pre-Event Transferee, either directly or through one or more intermediate transferees, shall become null and void without any further action and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise.  The Company shall notify the Rights Agent in writing when this Section 7(e) applies and shall use all reasonable efforts to ensure that the provisions of this Section 7(e) and Section 4(b) hereof are complied with, but shall have no liability to any holder of Rights Certificates or to any other Person (without limiting the rights of the Rights Agent under Section 18) as a result of its failure to make any determinations with respect to an Acquiring Person or any of such Acquiring Person’s Affiliates, Associates, any other Person with whom such Person is Acting in Concert, or transferees hereunder.

(f)         Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder of Rights upon the occurrence of any purported transfer or exercise as set forth in this Section 7 unless such registered holder shall, in addition to having complied with the requirements of Section 7(a), have (i) properly completed and duly executed the certificate contained in the form of election to purchase or assignment form set forth on the reverse side of the Rights Certificate surrendered for such transfer or exercise, (ii) in respect of exercise, tendered the Total Exercise Price with respect to which the Rights have been exercised (and an amount equal to any applicable transfer tax required to be paid by the holder of such Right Certificate in accordance with Section 9 hereof) to the Company in the manner set forth in Section 7(c) hereof, (iii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company or the Rights Agent shall reasonably request, and (iv) provided a written representation to the Company that such holder did not acquire such Rights or other securities from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

8.           Cancellation and Destruction of Rights Certificates.  All Rights Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement.  The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any Rights Certificate purchased or acquired by the Company otherwise than upon the exercise thereof.  At the expense of the Company, the Rights Agent shall deliver all canceled Rights Certificates to the Company, or shall, at the written request of the Company, destroy or cause to be destroyed such canceled Rights Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

9.           Reservation and Availability of Preferred Shares.

(a)         The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued Preferred Shares not reserved for another purpose (and, following the occurrence of a Triggering Event, out of its authorized and unissued shares of Common Stock and/or other securities), the number of Preferred Shares (and, following the occurrence of the Triggering Event, Common Stock and/or other securities) that will be sufficient to permit the exercise in full of all outstanding Rights.

(b)          If the Company shall hereafter list any of its Preferred Shares on a national securities exchange, then so long as the Preferred Shares (and, following the occurrence of a Triggering Event, shares of Common Stock and/or other securities) issuable and deliverable upon exercise of the Rights may be listed on such exchange, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable (but only to the extent that it is reasonably likely that the Rights will be exercised), all shares reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise.

(c)         The Company shall use its best efforts to (i) file, as soon as practicable following the earliest date after the first occurrence of a Triggering Event in which the consideration to be delivered by the Company upon exercise of the Rights is described in Section 11(a)(ii) or Section 11(a)(iii) hereof, or as soon as is required by law following the Distribution Date, as the case may be, a registration statement under the Securities Act with respect to the securities purchasable upon exercise of the Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities and (B) the Expiration Date.  The Company may temporarily suspend, for a period not to exceed ninety (90) days after the date set forth in clause (i) of the first sentence of this Section 9(c), the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective.  Upon any such suspension, the Company shall issue a public announcement and promptly give the Rights Agent a copy of such announcement that exercisability of the Rights has been temporarily suspended, as well as a public announcement and a copy of written notice to the Rights Agent at such time as the suspension is no longer in effect.  The Company will also take such action as may be appropriate under, or to ensure compliance with, the securities or “blue sky” laws of the various states in connection with the exercisability of the Rights.  In addition, if the Company shall determine that a registration statement is required following the Distribution Date, the Company may temporarily suspend the exercisability of the Rights until such time as a registration statement has been declared effective.  Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction, unless the requisite qualification in such jurisdiction shall have been obtained, or an exemption therefrom shall be available, and until a registration statement has been declared effective.  The Company shall promptly notify the Rights Agent in writing after it makes a public announcement pursuant to this Section 9(c) and furnish the Rights Agent with a copy of such announcement(s).

(d)          The Company covenants and agrees that it will take all such action as may be necessary to ensure that all Preferred Shares (or other securities of the Company) delivered upon exercise of Rights shall, at the time of delivery of the certificates for such securities (subject to payment of the Exercise Price), be duly and validly authorized and issued and fully paid and nonassessable shares.

(e)        The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges that may be payable in respect of the original issuance or delivery of the Rights Certificates or of any Preferred Shares (or shares of Common Stock other securities of the Company) upon the exercise of Rights.  The Company shall not, however, be required to pay any transfer tax that may be payable in respect of any transfer or delivery of Rights Certificates to a person other than, or the issuance or delivery of certificates or depositary receipts for the Preferred Shares (or other securities of the Company) in a name other than that of, the registered holder of the Rights Certificate evidencing Rights surrendered for exercise or to issue or to deliver any certificates or depositary receipts for Preferred Shares (or other securities of the Company) upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the Company’s or the Rights Agent’s satisfaction that no such tax is due.

10.        Record Date.  Each Person in whose name any certificate for a number of one-thousandths of a Preferred Share (or other securities of the Company) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of Preferred Shares (or other securities of the Company) represented thereon, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Total Exercise Price with respect to which the Rights have been exercised (and any applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the transfer books of the Company are open.  Prior to the exercise of the Rights evidenced thereby, the holder of a Rights Certificate shall not be entitled to any rights of a holder of Preferred Shares (or other securities of the Company) for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

11.         Adjustment of Exercise Price, Number of Shares or Number of Rights.  The Exercise Price, the number and kind of shares or other property covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

(a)          (i) Notwithstanding anything in this Agreement to the contrary, in the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the Preferred Shares payable in Preferred Shares, (B) subdivide the outstanding Preferred Shares, (C) combine the outstanding Preferred Shares (by reverse stock split or otherwise) into a smaller number of Preferred Shares, or (D) issue any shares of its capital stock in a reclassification of the Preferred Shares (including any such reclassification in connection with a share exchange, consolidation, or merger in which the Company is the continuing or surviving corporation), then, in each such event, except as otherwise provided in this Section 11 and Section 7(e) hereof: (1) the Exercise Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification shall be adjusted so that the Exercise Price thereafter shall equal the result obtained by dividing the Exercise Price in effect immediately prior to such time by a fraction (the “Adjustment Fraction”), the numerator of which shall be the total number of Preferred Shares (or shares of capital stock issued in such reclassification of the Preferred Shares) outstanding immediately following such time and the denominator of which shall be the total number of Preferred Shares outstanding immediately prior to such time; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of such Right; and (2) the number of one-thousandths of a Preferred Share (or share of such other capital stock) issuable upon the exercise of each Right shall equal the number of one-thousandths of a Preferred Share (or share of such other capital stock) as was issuable upon exercise of a Right immediately prior to the occurrence of the event described in clauses (A)-(D) of this Section 11(a)(i), multiplied by the Adjustment Fraction; provided, however, that, no such adjustment shall be made pursuant to this Section 11(a)(i) to the extent that there shall have simultaneously occurred an event described in clause (A), (B), (C) or (D) of Section 11(n) with a proportionate adjustment being made thereunder.  Each share of Common Stock that shall become outstanding after an adjustment has been made pursuant to this Section 11(a)(i) shall have associated with it the number of Rights, exercisable at the Exercise Price and for the number of one-thousandths of a Preferred Share (or shares of such other capital stock) as one share of Common Stock has associated with it immediately following the adjustment made pursuant to this Section 11(a)(i).  If an event occurs that would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii) hereof, the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii) hereof.

(ii) Subject to Section 24 of this Agreement, in the event a Triggering Event shall have occurred, then promptly following such Triggering Event each holder of a Right, except as provided in Section 7(e) hereof, shall thereafter have the right to receive for each Right, upon exercise thereof in accordance with the terms of this Agreement and payment of the Exercise Price in effect immediately prior to the occurrence of the Triggering Event, in lieu of a number of one-thousandths of a Preferred Share, such number of shares of Common Stock of the Company as shall equal the result obtained by multiplying the Exercise Price in effect immediately prior to the occurrence of the Triggering Event by the number of one-thousandths of a Preferred Share for which a Right was exercisable (or would have been exercisable if the Distribution Date had occurred) immediately prior to the first occurrence of a Triggering Event, and dividing that product by 50% of the Current Per Share Market Price for shares of Common Stock on the date of occurrence of the Triggering Event; provided, however, that the Exercise Price and the number of shares of Common Stock of the Company so receivable upon exercise of a Right shall be subject to further adjustment as appropriate in accordance with Section 11(e) hereof to reflect any events occurring in respect of the shares of Common Stock of the Company after the occurrence of the Triggering Event.

(iii) In lieu of issuing shares of Common Stock in accordance with Section 11(a)(ii) hereof, the Company may, if the Board determines that such action is necessary or appropriate and not contrary to the interest of holders of Rights and, in the event that the number of shares of Common Stock which are authorized by the Company’s Certificate of Incorporation but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights are not sufficient to permit the exercise in full of the Rights, or if any necessary regulatory approval for such issuance has not been obtained by the Company, the Company shall, except as prohibited by law or any agreement to which the Company is a party: (A) determine the excess of (1) the value of the shares of Common Stock issuable upon the exercise of a Right (the “Current Value”) over (2) the Exercise Price (such excess, the “Spread”) and (B) with respect to each Right, make adequate provision to substitute for such shares of Common Stock, upon exercise of the Rights, (1) cash, (2) a reduction in the Exercise Price, (3) other equity securities of the Company (including, without limitation, shares or units of shares of any series of preferred stock which the Board has deemed to have the same value as Common Stock (such shares or units of shares of preferred stock are herein called “Common Stock Equivalents”)), except to the extent that the Company has not obtained any necessary Shareholder or regulatory approval for such issuance, (4) debt securities of the Company, except to the extent that the Company has not obtained any necessary Shareholder or regulatory approval for such issuance, (5) other assets or (6) any combination of the foregoing, having an aggregate value equal to the Current Value, where such aggregate value has been determined by the Board based upon the advice of a nationally recognized investment banking firm selected by the Board; provided, however, if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within thirty (30) days following the later of (x) the first occurrence of a Triggering Event and (y) the date on which the Company’s right of redemption pursuant to Section 23(a) expires (the later of (x) and (y) being referred to herein as the “Section 11(a)(ii) Trigger Date”), then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Exercise Price, Common Stock (to the extent available), except to the extent that the Company has not obtained any necessary Shareholder or regulatory approval for such issuance, and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread.  If the Board shall determine in good faith that it is likely that sufficient additional Common Stock could be authorized for issuance upon exercise in full of the Rights or that any necessary regulatory approval for such issuance will be obtained, the thirty (30) day period set forth above may be extended to the extent necessary, but not more than ninety (90) days after the Section 11(a)(ii) Trigger Date, in order that the Company may seek Shareholder approval for the authorization of such additional shares or take action to obtain such regulatory approval (such period, as it may be extended, the “Substitution Period”).  To the extent that the Company determines that some action need be taken pursuant to the first and/or second sentences of this Section 11(a)(iii), the Company (x) shall provide, subject to Section 7(e) hereof, that such action shall apply uniformly to all outstanding Rights and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares, to take any action to obtain any required regulatory approval and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof.  In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect (in each case, with prompt written notice thereof to the Rights Agent).  For purposes of this Section 11(a)(iii), the value of the Common Stock shall be the Current Per Share Market Price of the Common Stock on the Section 11(a)(ii) Trigger Date and the value of any Common Stock Equivalent shall be deemed to have the same value as the Common Stock on such date.

(b)          In case the Company shall, at any time after the date of this Agreement, fix a record date for the issuance of rights, options or warrants to all holders of Preferred Shares entitling such holders (for a period expiring within forty-five (45) calendar days after such record date) to subscribe for or purchase Preferred Shares or Equivalent Shares or securities convertible into Preferred Shares or Equivalent Shares at a price per share (or having a conversion price per share, if a security convertible into Preferred Shares or Equivalent Shares) less than the then Current Per Share Market Price of the Preferred Shares or Equivalent Shares on such record date, then, in each such case, the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Preferred Shares and Equivalent Shares (if any) outstanding on such record date, plus the number of Preferred Shares or Equivalent Shares, as the case may be, which the aggregate offering price of the total number of Preferred Shares or Equivalent Shares, as the case may be, to be offered or issued (and/or the aggregate initial conversion price of the convertible securities to be offered or issued) would purchase at such current market price, and the denominator of which shall be the number of Preferred Shares and Equivalent Shares (if any) outstanding on such record date, plus the number of additional Preferred Shares or Equivalent Shares, as the case may be, to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right.  In case such offering price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights.  Preferred Shares and Equivalent Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation.  Such adjustment shall be made successively whenever such a record date is fixed, and in the event such rights, options or warrants are not so issued, the Exercise Price shall be adjusted to be the Exercise Price which would then be in effect if such record date had not been fixed.

(c)        In case the Company shall, at any time after the date of this Agreement, fix a record date for the making of a distribution to all holders of the Preferred Shares or of any class or series of Equivalent Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness or assets (other than a regular quarterly cash dividend, if any, or a dividend payable in Preferred Shares) or subscription rights, options or warrants (excluding those referred to in Section 11(b)), then, in each such case, the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the Current Per Share Market Price of a Preferred Share or an Equivalent Share on such record date, less the fair market value per Preferred Share or Equivalent Share (as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the cash, assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to a Preferred Share or Equivalent Share, as the case may be, and the denominator of which shall be such Current Per Share Market Price of a Preferred Share or Equivalent Share on such record date; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right.  Such adjustments shall be made successively whenever such a record date is fixed, and in the event such distribution is not so made, the Exercise Price shall be adjusted to be the Exercise Price which would have been in effect if such record date had not been fixed.

(d)       Notwithstanding anything to the contrary, no adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Exercise Price; provided, however, that any adjustments which by reason of this Section 11(d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.  All calculations under this Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of a share of Common Stock or other share or one hundred thousandth of a Preferred Share, as the case may be.  Notwithstanding the first sentence of this Section 11(d), any adjustment required by this Section 11 shall be made no later than the Expiration Date.

(e)         If as a result of an adjustment made pursuant to Section 11(a) or 13(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock other than Preferred Shares, thereafter the number of such other shares so receivable upon exercise of any Right and, if required, the Exercise Price thereof, shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Shares contained in Sections 11(a), 11(b), 11(c), 11(d), 11(g), 11(h), 11(i), 11(j), 11(k) and 11(l), and the provisions of Sections 7, 9, 10, 13 and 14 with respect to the Preferred Shares shall apply on like terms to any such other shares.

(f)         All Rights originally issued by the Company subsequent to any adjustment made to the Exercise Price hereunder shall evidence the right to purchase, at the adjusted Exercise Price, the number of one-thousandths of a Preferred Share purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

(g)        Unless the Company shall have exercised its election as provided in Section 11(h), upon each adjustment of the Exercise Price as a result of the calculations made in Section 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of Preferred Shares (calculated to the nearest one hundred thousandth of a share) obtained by (i) multiplying (x) the number of Preferred Shares covered by a Right immediately prior to this adjustment, by (y) the Exercise Price in effect immediately prior to such adjustment of the Exercise Price, and (ii) dividing the product so obtained by the Exercise Price in effect immediately after such adjustment of the Exercise Price.

(h)         The Company may elect on or after the date of any adjustment of the Exercise Price as a result of the calculations made in Section 11(b) or (c) to adjust the number of Rights, in substitution for any adjustment in the number of Preferred Shares purchasable upon the exercise of a Right.  Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one hundred thousandth of a Preferred Share for which a Right was exercisable immediately prior to such adjustment.  Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one hundred thousandth) obtained by dividing the Exercise Price in effect immediately prior to adjustment of the Exercise Price by the Exercise Price in effect immediately after adjustment of the Exercise Price.  The Company shall make a public announcement of its election to adjust the number of Rights (with prompt written notice thereof to the Rights Agent), indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made.  This record date may be the date on which the Exercise Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least ten (10) days later than the date of the public announcement.  If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(h), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment.  Rights Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Exercise Price) and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

(i)           Irrespective of any adjustment or change in the Exercise Price or the number of Preferred Shares issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Exercise Price per one one-thousandth of a Preferred Share and the number of one-thousandths of a Preferred Share which were expressed in the initial Rights Certificates issued hereunder.

(j)          Before taking any action that would cause an adjustment reducing the Exercise Price below the par or stated value, if any, of the number of one-thousandths of a Preferred Share issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue as fully paid and nonassessable shares such number of one-thousandths of a Preferred Share at such adjusted Exercise Price.

(k)          In any case in which this Section 11 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer (with prompt written notice thereof to the Rights Agent) until the occurrence of such event the issuing to the holder of any Right exercised after such record date of the number of one-thousandths of a Preferred Share and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the number of one-thousandths of a Preferred Share and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares (fractional or otherwise) upon the occurrence of the event requiring such adjustment.

(l)         Notwithstanding anything in this Section 11 to the contrary, prior to the Distribution Date, the Company shall be entitled to make such reductions in the Exercise Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that any (i) consolidation or subdivision of the Preferred Shares or Common Stock, (ii) issuance wholly for cash of any Preferred Shares or Common Stock at less than the current market price, (iii) issuance wholly for cash of Preferred Shares or Common Stock or securities which by their terms are convertible into or exchangeable for Preferred or Common Stock, (iv) stock dividends or (v) issuance of rights, options or warrants referred to in this Section 11, hereafter made by the Company to holders of its Preferred Shares or Common Stock shall not be taxable to such Shareholders.

(m)        The Company covenants and agrees that, after the Distribution Date, it will not, except as permitted by Sections 23, 24 or 27 hereof, take (or permit to be taken) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

(n)         In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the Common Stock payable in shares of Common Stock, (B) subdivide the outstanding shares of Common Stock, (C) combine the outstanding Common Stock (by reverse stock split or otherwise) into a smaller number of shares of Common Stock, or (D) issue any shares of its capital stock in a reclassification of the shares of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), then, in each such event, except as otherwise provided in this Section 11(a) and Section 7(e) hereof: (1) each share of Common Stock (or shares of capital stock issued in such reclassification of the Common Stock) outstanding immediately following such time shall have associated with it the number of Rights as were associated with one share of Common Stock immediately prior to the occurrence of the event described in clauses (A)-(D) above; (2) the Exercise Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification shall be adjusted so that the Exercise Price thereafter shall equal the result obtained by multiplying the Exercise Price in effect immediately prior to such time by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to the event described in clauses (A)-(D) above, and the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such event; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of such Right; and (3) the number of one-thousandths of a Preferred Share (or shares of such other capital stock) issuable upon the exercise of each Right outstanding after such event shall equal the number of one-thousandths of a Preferred Share (or shares of such other capital stock) as were issuable with respect to one Right immediately prior to such event.  Each share of Common Stock that shall become outstanding after an adjustment has been made pursuant to this Section 11(n) shall have associated with it the number of Rights, exercisable at the Exercise Price and for the number of one-thousandths of a Preferred Share (or shares of such other capital stock) as one share of Common Stock has associated with it immediately following the adjustment made pursuant to this Section 11(n).  If an event occurs which would require an adjustment under both this Section 11(n) and Section 11(a)(ii) hereof, the adjustment provided for in this Section 11(n) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii) hereof.

12.         Certificate of Adjusted Exercise Price or Number of Shares.  Whenever an adjustment is made as provided in Sections 11 and 13 hereof, the Company shall promptly (a) prepare a certificate setting forth such adjustment and a brief, reasonably detailed statement of the facts accounting for such adjustment, (b) file with the Rights Agent and with each transfer agent for the Preferred Shares a copy of such certificate and (c) if a Distribution Date has  occurred, mail a brief summary thereof to each holder of a Rights Certificate in accordance with Section 26 hereof.  Notwithstanding the foregoing sentence, the failure of the Company to make such certification or give such notice shall not affect the validity of such adjustment or the force or effect of the requirement for such adjustment.  The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment or statement contained therein and shall have no duty or liability with respect to and shall not be deemed to have knowledge of such adjustment or statement unless and until it shall have received such certificate.

13.         Consolidation, Merger or Sale or Transfer of Assets or Earning Power.

(a)          In the event, following a Triggering Event, directly or indirectly:

(i) the Company shall effect a share exchange, consolidate with, or merge with and into, any other Person (other than a wholly-owned Subsidiary of the Company in a transaction the principal purpose of which is to change the state of incorporation of the Company and which complies with Section 11(m) hereof);

(ii) any Person shall consolidate with the Company, or merge with and into the Company and the Company shall be the continuing or surviving corporation of such share exchange, consolidation or merger and, in connection with such share exchange, consolidation, or merger, all or part of the shares of Common Stock shall be changed into or exchanged for stock or other securities of any other person (or the Company); or

(iii) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company or one or more of its wholly owned Subsidiaries in one or more transactions, each of which individually (and together) complies with Section 11(m) hereof), then, concurrent with and in each such case:

(a)   each holder of a Right (except as provided in Section 7(e) hereof) shall thereafter have the right to receive, upon the exercise thereof, at a price equal to the Total Exercise Price applicable immediately prior to the occurrence of the Section 13 Event in accordance with the terms of this Agreement, such number of duly authorized and validly issued, fully paid, nonassessable and freely tradeable shares of Common Stock of the Principal Party (as hereinafter defined), free of any liens, encumbrances, rights of first refusal or other adverse claims, as shall be equal to the result obtained by dividing such Total Exercise Price by 50% of the Current Per Share Market Price of the shares of Common Stock of such Principal Party on the date of consummation of such Section 13 Event, provided, however, that the Exercise Price and the number of shares of Common Stock of such Principal Party so receivable upon exercise of a Right shall be subject to further adjustment as appropriate in accordance with Section 11(e) hereof;

(b)   such Principal Party shall thereafter be liable for, and shall assume, by virtue of such Section 13 Event, all the obligations and duties of the Company pursuant to this Agreement;

(c)   the term “Company” shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 hereof shall apply only to such Principal Party following the first occurrence of a Section 13 Event;

(d)   such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of its Common Stock) in connection with the consummation of any such transaction as may be necessary to ensure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its shares of

Common Stock thereafter deliverable upon the exercise of the Rights; and

(e)   upon the subsequent occurrence of any consolidation, merger, sale or transfer of assets or other extraordinary transaction in respect of such Principal Party, each holder of a Right shall thereupon be entitled to receive, upon exercise of a Right and payment of the Total Exercise Price as provided in this Section 13(a), such cash, shares, rights, warrants and other property which such holder would have been entitled to receive had such holder, at the time of such transaction, owned the shares of Common Stock of the Principal Party receivable upon the exercise of such Right pursuant to this Section 13(a), and such Principal Party shall take such steps (including, but not limited to, reservation of shares of stock) as may be necessary to permit the subsequent exercise of the Rights in accordance with the terms hereof for such cash, shares, rights, warrants and other property.

(f)   For purposes hereof, the “earning power” of the Company and its Subsidiaries shall be determined in good faith by the Board on the basis of the operating earnings of each business operated by the Company and its Subsidiaries during the three fiscal years preceding the date of such determination (or, in the case of any business not operated by the Company or any Subsidiary during three full fiscal years preceding such date, during the period such business was operated by the Company or any Subsidiary).

(b)          For purposes of this Agreement, the term “Principal Party” shall mean:

(i) in the case of any transaction described in clause (i) or (ii) of Section 13(a) hereof: (A) the Person that is the issuer of the securities into which the shares of Common Stock are converted or exchanged in such share exchange, consolidation, or merger, or, if there is more than one such issuer, the issuer the shares of Common Stock of which have the greatest aggregate market value of shares outstanding, or (B) if no securities are so issued, (x) the Person that is the other party to the merger, if such Person survives said merger, or, if there is more than one such Person, the Person the shares of Common Stock of which have the greatest aggregate market value of shares outstanding or (y) if the Person that is the other party to the merger does not survive the merger, the Person that does survive the merger (including the Company if it survives) or (z) the Person resulting from the consolidation; and

(ii) in the case of any transaction described in clause (iii) of Section 13(a) hereof, the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions, or, if more than one Person that is a party to such transaction or transactions receives the same portion of the assets or earning power so transferred and each such portion would, were it not for the other equal portions, constitute the greatest portion of the assets or earning power so transferred, or if the Person receiving the greatest portion of the assets or earning power cannot be determined, whichever of such Persons is the issuer of shares of Common Stock having the greatest aggregate market value of shares outstanding; provided, however, that in any such case described in the foregoing clause (b)(i) or (b)(ii), if the shares of Common Stock of such Person are not at such time or have not been continuously over the preceding 12-month period registered under Section 12 of the Exchange Act, then (1) if such Person is a direct or indirect Subsidiary of another Person the shares of Common Stock of which are and have been so registered, the term “Principal Party” shall refer to such other Person, or (2) if such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Stock of which are and have been so registered, the term “Principal Party” shall refer to whichever of such Persons is the issuer of shares of Common Stock having the greatest aggregate market value of shares outstanding, or (3) if such Person is owned, directly or indirectly, by a joint venture formed by two or more Persons that are not owned, directly or indirectly by the same Person, the rules set forth in clauses (1) and (2) above shall apply to each of the owners having an interest in the venture as if the Person owned by the joint venture was a Subsidiary of both or all of such joint venturers, and the Principal Party in each such case shall bear the obligations set forth in this Section 13 in the same ratio as its interest in such Person bears to the total of such interests.

(c)        The Company shall not consummate any Section 13 Event unless the Principal Party shall have a sufficient number of authorized shares of Common Stock that have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto the Company and such issuer shall have executed and delivered to the Rights Agent a supplemental agreement confirming that such Principal Party shall, upon consummation of such Section 13 Event, assume this Agreement in accordance with Sections 13(a) and 13(b) hereof, that all rights of first refusal or preemptive rights in respect of the issuance of shares of Common Stock of such Principal Party upon exercise of outstanding Rights have been waived, that there are no rights, warrants, instruments or securities outstanding or any agreements or arrangements which, as a result of the consummation of such transaction, would eliminate or substantially diminish the benefits intended to be afforded by the Rights and that such transaction shall not result in a default by such Principal Party under this Agreement, and further providing that, as soon as practicable after the date of such Section 13 Event, such Principal Party will:

(i) prepare and file a registration statement under the Securities Act with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, use its best efforts to cause such registration statement to become effective as soon as practicable after such filing and use its best efforts to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the Expiration Date, and similarly comply with applicable state securities laws;

(ii) use its best efforts to list (or continue the listing of) the Rights and the securities purchasable upon exercise of the Rights on a national securities exchange or to meet the eligibility requirements for quotation on the NYSE and list (or continue the listing of) the Rights and the securities purchasable upon exercise of the Rights on the NYSE; and

(iii) deliver to holders of the Rights historical financial statements for such Principal Party which comply in all respects with the requirements for registration on Form F-1 (or any successor form) under the Exchange Act.

In the event at any time after the occurrence of a Triggering Event some or all of the Rights shall not have been exercised at the time of a transaction described in this Section 13, the Rights which have not theretofore been exercised shall thereafter be exercisable in the manner described in Section 13(a) (without taking into account any prior adjustment required by Section 11(a)(ii)).

(d)         In case the “Principal Party” for purposes of Section 13(b) hereof has provision in any of its authorized securities or in its certificate of incorporation or by-laws or other instrument governing its corporate affairs, which provision would have the effect of (i) causing such Principal Party to issue (other than to holders of Rights pursuant to Section 13 hereof), in connection with, or as a consequence of, the consummation of a Section 13 Event, shares of Common Stock or Equivalent Shares of such Principal Party at less than the then Current Per Share Market Price thereof or securities exercisable for, or convertible into, shares of Common Stock or Equivalent Shares of such Principal Party at less than such then Current Per Share Market Price, or (ii) providing for any special payment, tax or similar provision in connection with the issuance of the shares of Common Stock of such Principal Party pursuant to the provisions of Section 13 hereof, then, in such event, the Company hereby agrees with each holder of Rights that it shall not consummate any such transaction unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing that the provision in question of such Principal Party shall have been canceled, waived or amended, or that the authorized securities shall be redeemed, so that the applicable provision will have no effect in connection with or as a consequence of, the consummation of the proposed transaction.

(e)         The Company covenants and agrees that it shall not, at any time after the Distribution Date, effect or permit to occur any Section 13 Event, if (i) at the time or immediately after such Section 13 Event there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights, (ii) prior to, simultaneously with or immediately after such Section 13 Event, the Shareholders of the Person who constitutes, or would constitute, the “Principal Party” for purposes of Section 13(b) hereof shall have received a distribution of Rights previously owned by such Person or any of its Affiliates or Associates or (iii) the form or nature of organization of the Principal Party would preclude or limit the exercisability of the Rights.

(f)         The provisions of this Section 13 shall similarly apply to successive share exchanges, mergers or consolidations or sales or other transfers.

14.          Fractional Rights and Fractional Shares.

(a)        The Company shall not be required to issue fractions of Rights or to distribute Rights Certificates that evidence fractional Rights.  In lieu of such fractional Rights, there shall be paid to the registered holders of the Rights Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right.  For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable, as determined pursuant to this Agreement.

(b)        The Company shall not be required to issue fractions of Preferred Shares (other than fractions that are integral multiples of one one-thousandth of a Preferred Share) upon exercise of the Rights or to distribute certificates that evidence fractional Preferred Shares (other than fractions that are integral multiples of one one-thousandth of a Preferred Share).  Interests in fractions of Preferred Shares in integral multiples of one one-thousandth of a Preferred Share may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it; provided, that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the Preferred Shares represented by such depositary receipts.  In lieu of fractional Preferred Shares that are not integral multiples of one one-thousandth of a Preferred Share, the Company shall pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of a Preferred Share.  For purposes of this Section 14(b), the current market value of a Preferred Share shall be one thousand times the closing price of a share of Common Stock (as determined pursuant to the terms hereof) for the Trading Day immediately prior to the date of such exercise.

(c)          The Company shall not be required to issue fractions of shares of Common Stock or to distribute certificates which evidence fractional shares of Common Stock upon the exercise or exchange of Rights.  In lieu of such fractional shares of Common Stock, the Company shall pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of a share of Common Stock.  For the purposes of this Section 14(c), the current market value of a share of Common Stock shall be the closing price of a share of Common Stock (as determined pursuant to the terms hereof) for the Trading Day immediately prior to the date of such exercise.

(d)         The holder of a Right by the acceptance of the Right expressly waives such holder’s right to receive any fractional Rights or any fractional shares (other than fractions that are integral multiples of one one-thousandth of a Preferred Share) upon exercise of a Right.

(e)       Whenever a payment for fractional Rights or fractional shares is to be made by the Rights Agent under this Agreement, the Company shall (i) promptly prepare and deliver to the Rights Agent a certificate setting forth in reasonable detail the facts related to such payment and the prices or formulas utilized in calculating such payments and (ii) provide sufficient monies to the Rights Agent in the form of fully collected funds to make such payments.  The Rights Agent may rely upon such a certificate and has no duty with respect to, and will not be deemed to have knowledge of, any payment for fractional Rights or fractional shares under any Section of this Agreement relating to the payment of fractional Rights or fractional shares unless and until the Rights Agent has received such a certificate and sufficient monies.

15.         Rights of Action.  All rights of action in respect of this Agreement, excepting the rights of action given to the Rights Agent under the terms of this Agreement, are vested in the respective registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of the shares of Common Stock); and any registered holder of any Rights Certificate (or, prior to the Distribution Date, of the shares of Common Stock), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Distribution Date, of the shares of Common Stock), may, in his or her own behalf and for his or her own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his or her right to exercise the Rights evidenced by such Rights Certificate in the manner provided in such Rights Certificate and in this Agreement.  Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement by the Company and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of, the obligations of the Company under this Agreement.  Notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, judgment, decree or ruling (whether interlocutory or final) issued by a court or by a governmental, regulatory, self-regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, that the Company must use all reasonable efforts to have any such injunction, order, judgment, decree or ruling lifted or otherwise overturned as soon as possible.

16.         Agreement of Rights Holders.  Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

(a)         prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the shares of Common Stock;

(b)         after the Distribution Date, the Rights Certificates are transferable (subject to the provisions of this Agreement) only on the registry books of the Rights Agent if surrendered at the office of the Rights Agent designated for such purposes, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates properly completed and fully executed, accompanied by a Signature Guarantee, and such other documentation as the Rights Agent may reasonably request; and

(c)         subject to Sections 6(a) and 7(f) hereof, the Company and the Rights Agent may deem and treat the person in whose name the Rights Certificate (or, prior to the Distribution Date, the associated Common Stock certificate or Book Entry) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificates or the associated Common Stock certificate (or Ownership Statements or other notices provided to holders of Book Entry shares) made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary.

17.         Rights Certificate Holder Not Deemed a Shareholder.  No holder, as such, of any Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose to be the holder of the Preferred Shares or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a Shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to Shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting Shareholders (except as provided in Section 25 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Rights Certificate shall have been exercised in accordance with the provisions hereof.

18.          The Rights Agent.

(a)          The Company agrees to pay to the Rights Agent compensation in accordance with the fee schedule mutually agreed upon in writing by the Company and the Rights Agent for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the preparation, negotiation, delivery, amendment, administration and execution of this Agreement and the exercise and performance of its duties hereunder.  The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, damage, judgment, fine, penalty, claim, demand, settlement, cost or expense (including, without limitation, the reasonable fees and expenses of legal counsel), incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction), for anything done, suffered or omitted by the Rights Agent in connection with the execution, acceptance, administration, exercise and performance of its duties under this Agreement.  The costs and expenses incurred in enforcing this right of indemnification, directly or indirectly, shall be paid by the Company.  The provisions of this Section 18 and Section 20 below shall survive the termination of this Agreement, the exercise or expiration of the Rights and the resignation, replacement or removal of the Rights Agent.  Anything to the contrary notwithstanding, in no event will the Rights Agent be liable for special, punitive, indirect, incidental or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the possibility of such loss or damage.  Any liability of the Rights Agent under this Agreement will be limited to the amount of fees (but not including any reimbursed costs) paid by the

Company to the Rights Agent during the twelve (12) months immediately preceding the event for which recovery from the Rights Agent is being sought.

(b)          The Rights Agent shall be authorized and protected and shall incur no liability for, or in respect of any action taken, suffered or omitted by it in connection with, its acceptance and administration of this Agreement and the exercise and performance of its duties hereunder, in reliance upon any Rights Certificate or certificate for the Preferred Shares or shares of Common Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons, or otherwise upon the advice of counsel as set forth in Section 20 hereof.  The Rights Agent shall not be deemed to have knowledge of any event of which it was supposed to receive notice thereof hereunder, and the Rights Agent shall be fully protected and shall incur no liability for failing to take action in connection therewith unless and until it has received such notice in writing.

19.        Merger or Consolidation or Change of Name of Rights Agent.  Any Person into which the Rights Agent or any successor Rights Agent may effect a share exchange, be merged or with which it may be consolidated, or any Person resulting from any share exchange, merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to the stock transfer or corporate trust powers of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof.  The purchase of all or substantially all of the Rights Agent’s assets employed in the performance of the transfer agent activities shall be deemed a merger or consolidation for purposes of this Section 19. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.  In case at any time the name of the Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

20.         Duties of Rights Agent.  The Rights Agent undertakes to perform only the duties and obligations expressly imposed by this Agreement (and no implied duties) upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

(a)          The Rights Agent may consult with legal counsel selected by it (who may include legal counsel for the Company or an employee of the Rights Agent), and the advice or opinion of such counsel shall be full and complete authorization and protection to the Rights Agent and the Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted by it in the absence of bad faith and in accordance with such advice or opinion.

(b)       Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person and the determination of Current Per Share Market Price) be proved or established by the Company prior to taking, suffering or omitting to take any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full and complete authorization and protection to the Rights Agent and the Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted by it under the provisions of this Agreement in reliance upon such certificate. The Rights Agent shall have no duty to act without such certificate as set forth in this Section 20(b).

(c)          The Rights Agent shall be liable hereunder to the Company and any other Person only for its own gross negligence, bad faith or willful misconduct (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction).

(d)         The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

(e)         The Rights Agent shall not have any liability for or be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Rights Certificate (except its countersignature thereof); nor shall it be liable or responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any change in the exercisability of the Rights or any adjustment in the terms of the Rights (including the manner, method or amount thereof) provided for in Sections 3, 11, 13, 23 or 24, or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after receipt by the Rights Agent of a certificate furnished pursuant to Section 12 describing such change or adjustment upon which the Rights Agent may rely); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Preferred Shares to be issued pursuant to this Agreement or any Rights Certificate or as to whether any Preferred Shares will, when issued, be duly authorized, validly issued, fully paid and nonassessable.

(f)        The Rights Agent shall not be liable or responsible for any failure of the Company to comply with any of its obligations relating to any registration statement filed with the Securities and Exchange Commission or this Agreement, including obligations under applicable regulation or law.

(g)         The Rights Agent shall not have any duty or responsibility in the case of the receipt of any written demand from any holder of Rights with respect to any action or default by the Company, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or to make any demand upon the Company.

(h)        The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required or requested by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

(i)         The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any Person reasonably believed by the Rights Agent to be the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Secretary or any Assistant Secretary of the Company, and to apply to such officers for advice or instructions in connection with its duties, and such instructions shall be full authorization and protection to the Rights Agent and the Rights Agent shall not be liable for and it shall incur no liability for or in respect of any action taken, suffered or omitted by it in the absence of bad faith in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions.  The Rights Agent shall be fully authorized and protected in relying upon the most recent instructions received by any such officer.  Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken, suffered omitted by the Rights Agent under this Agreement and the date on and/or after which such action shall be taken or suffered or such omission shall be effective.  The Rights Agent shall not be liable for any action taken or suffered by, or omission of, the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than five (5) Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instructions in response to such application specifying the action to be taken or omitted.

(j)          The Rights Agent and any shareholder, affiliate, director, officer or employee of the Rights Agent may, to the extent not otherwise prohibited by applicable law, buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement.  Nothing herein shall preclude the Rights Agent or any such shareholder, affiliate, director, officer or employee from acting in any other capacity for the Company or for any other Person.

(k)         The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself (through its directors, officers and employees) or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, omission, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company or any other Person resulting from any such act, omission, default, neglect or misconduct, absent gross negligence, bad faith or willful misconduct in the selection and continued employment thereof (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction).

(l)          No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder (other than internal costs incurred by the Rights Agent in providing services to the Company in the ordinary course of its business as Rights Agent and for which the Rights Agent shall be compensated pursuant to Section 18(a)) or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

(m)       If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been properly completed or indicates an affirmative response to clause 1 and/or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company; provided, however that Rights Agent shall not be liable for any delays arising from such inaction under this Section 20(m).

(n)        The Rights Agent shall have no responsibility to the Company, any holders of Rights or any other Person for interest or earnings on any moneys held by the Rights Agent pursuant to this Agreement.

(o)       The Rights Agent shall not be required to take notice or be deemed to have notice of any event or condition hereunder, including any event or condition that may require action by the Rights Agent, unless the Rights Agent shall be specifically notified in writing of such event or condition by the Company, and all notices or other instruments required by this Agreement to be delivered to the Rights Agent must, in order to be effective, be received by the Rights Agent as specified in Section 26 hereof, and in the absence of such notice so delivered, the Rights Agent may conclusively assume no such event or condition exists.

(p)         In the event the Rights Agent believes any ambiguity or uncertainty exists hereunder or in any notice, instruction, direction, request or other communication, paper or document received by the Rights Agent hereunder, the Rights Agent, may (upon notice to the Company of such ambiguity or uncertainty), in its sole discretion, refrain from taking any action, and shall be fully protected and shall not be liable in any way to Company, the holder of any Rights Certificate or any other Person for refraining from taking such action, unless the Rights Agent receives written instructions signed by the Company which eliminates such ambiguity or uncertainty to the satisfaction of Rights Agent.

21.        Change of Rights Agent.  The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon thirty (30) days’ written notice delivered to the Company and, in the event the Rights Agent or one of its Affiliates is not also the transfer agent for the Company, to each transfer agent of the Preferred Shares and the Common Stock by registered or certified mail, and to the holders of the Rights Certificates by first-class mail.  In the event any transfer agency relationship in effect between the Company and the Rights Agent terminates, the Rights Agent will be deemed to have resigned automatically and be discharged from its duties under this Agreement as of the effective date of such termination, and the Company shall be responsible for sending any required notice.  The Company may remove the Rights Agent or any successor Rights Agent upon thirty (30) days’ written notice, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Preferred Shares and the Common Stock by registered or certified mail, and to the holders of the Rights Certificates by first-class mail.  If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent.  If the Company shall fail to make such appointment within a period of thirty (30) days after giving notice of such removal or after receiving written notice of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate (who shall, with such notice, submit his or her Rights Certificate for inspection by the Company), then the registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent.  Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a Person organized and doing business under the laws of the United States of America or of any state of the United States of America, in good standing, which is authorized under such laws to exercise corporate trust, stock transfer, or shareholder services powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least US$50 million or an Affiliate of such a Person.  After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further reasonable assurance, conveyance, act or deed necessary for the purpose, but such predecessor Rights Agent shall not be required to make any additional expenditure or assume any additional liability in connection with the foregoing.  Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Preferred Shares and the Common Stock and mail a written notice thereof to the registered holders of the Rights Certificates.  Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

22.       Issuance of New Rights Certificates.  Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by the Board to reflect any adjustment or change in the Exercise Price and the number or kind or class of shares or other securities or property purchasable under the Rights Certificates made in accordance with the provisions of this Agreement.  In addition, in connection with the issuance or sale of shares of Common Stock following the Distribution Date and prior to the earlier of the Redemption Date and the Expiration Date, the Company (a) shall, with respect to shares of Common Stock so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement or upon the exercise, conversion or exchange of other securities of the Company outstanding at the date hereof or upon the exercise, conversion or exchange of securities hereinafter issued by the Company and (b) may, in any other case, if deemed necessary or appropriate by the Board, issue Rights Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) the Company shall not be obligated to issue any such Rights Certificates if, and to the extent that, such issuance would create a significant risk of or result in material adverse tax consequences to the Company or the Person to whom such Rights Certificate would be issued or would create a significant risk of or result in such options’ or employee plans’ or arrangements’ failing to qualify for otherwise available special tax treatment and (ii) no such Rights Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

23.          Redemption.

(a)          Right to Redeem.  The Company may, at its option and with the approval of the Board, except as prohibited by law or any agreement to which the Company is a party, at any time prior to the Close of Business on the earlier of (i) the tenth day after the Shares Acquisition Date and (ii) the Final Expiration Date, redeem all but not less than all the then outstanding Rights at a redemption price of $0.01 per Right, appropriately adjusted to reflect any stock split, reverse stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being herein referred to as the “Redemption Price”) and the Company may, at its option, pay the Redemption Price in shares of Common Stock (based on the Current Per Share Market Price thereof at the time of redemption), cash or any other form of consideration deemed appropriate by the Board.  Such redemption of the Rights by the Company may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish.  The date on which the Board elects to make the redemption effective shall be referred to as the “Redemption Date”.

(b)         Redemption Procedures.  Immediately upon the action of the Board ordering the redemption of the Rights, evidence of which shall have been filed with the Rights Agent, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right held.  The Company shall promptly give public notice of any such redemption (with prompt written notice thereof to the Rights Agent); provided, however, that the failure to give or any defect in, any such notice shall not affect the validity of such redemption.  Within ten (10) days after the action of the Board ordering the redemption of the Rights, the Company shall give notice of such redemption to the Rights Agent and the holders of the then outstanding Rights by mailing such notice to the Rights Agent and to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Stock.  Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice.  Each such notice of redemption will state the method by which the payment of the Redemption Price will be made.  Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23 or in Section 24 hereof, and other than in connection with the purchase of shares of Common Stock prior to the Distribution Date.

(c)          Shareholder Referendum for Qualifying Offers.

(i)        Shareholders May Request Special Meeting. In the event the Company receives a Qualifying Offer (and such Qualifying Offering has not been terminated and continues to be a Qualifying Offer during the periods set forth in this Section 23(c)) and the Board has not redeemed the outstanding Rights or exempted such Qualifying Offer from the terms of this Agreement or called a special meeting of shareholders for the purpose of voting on whether or not to exempt such Qualifying Offer from the terms of this Agreement, in each case, by the end of ninety (90) Business Days following the commencement of such Qualifying Offer within the meaning of Rule 14d-2(a) under the Exchange Act (the “Board Evaluation Period”), the holders of record (or their duly authorized proxy) of at least ten percent (10%) or more of the shares of Common Stock then outstanding (such ten percent (10%) or more excluding shares of Common Stock that are Beneficially Owned by the Person making the Qualifying Offer) (the “Requisite Percentage”) may submit to the Board, not earlier than seventy (70) Business Days nor later than ninety (90) Business Days following the commencement of such Qualifying Offer within the meaning of Rule 14d-2(a) under the Exchange Act, a written demand complying with the terms of this Section 23(c) (the “Special Meeting Demand”) directing the Board to submit to a vote of shareholders at a special meeting of the shareholders of the Company (a “Special Meeting”) a resolution exempting such Qualifying Offer from the provisions of this Agreement (the “Qualifying Offer Resolution”). Any Special Meeting Demand shall be delivered to the Secretary of the Company at the principal executive offices of the Company and must set forth as to each of the shareholders of record executing the request (the “Demanding Shareholders”) (A) the name and address of such Demanding Shareholder, (B) the number of shares of Common Stock that are owned of record and beneficially owned by such Demanding Shareholder, (C) any Derivatives Contract, option, warrant, convertible security, stock appreciation right, swap or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to the shares of Common Stock or with a value derived in whole or in part from the value of the shares of Common Stock, whether or not such instrument or right is subject to settlement in the Common Stock of the Company or otherwise directly or indirectly beneficially owned by such Demanding Shareholder and any other direct or indirect opportunity of such Demanding Shareholder to profit or share in any profit derived from any increase or decrease in the value of the Common Stock of the Company, (D) a description of all agreements, including group agreements, arrangements or understandings (written or oral) between or among such Demanding Shareholder and any other Person or Persons (including their names) in connection with the Special Meeting Demand by such Demanding Shareholder, (E) any material interest of such Demanding Shareholder on whose behalf the Special Meeting Demand is made with respect to such Qualifying Offer, (F) a representation that such Demanding Shareholder intends to appear in person or by proxy at the Special Meeting to bring such business before the Special Meeting and (G) any other information relating to such Demanding Shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with a solicitation of proxies for an election of directors (even though an election contest will not take place at the Special Meeting), or would otherwise be required, in each case pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. For the purposes of a Special Meeting Demand, the record date for determining holders of record eligible to make a Special Meeting Demand shall be the 70th day following commencement of a Qualifying Offer within the meaning of Rule 14d-2(a) under the Exchange Act.

(ii)        Special Meeting. After receipt of a Special Meeting Demand in proper form and in accordance with this Section 23(c) from Demanding Shareholders holding the Requisite Percentage, the Board shall take such actions as are necessary or desirable to cause the Qualifying Offer Resolution to be so submitted to a vote of shareholders at a Special Meeting to be convened within ninety (90) Business Days following the last day of the Board Evaluation Period (the “Special Meeting Period”) by including a proposal relating to adoption of the Qualifying Offer Resolution in the proxy materials of the Company for the Special Meeting; except that (A) the Board may, but shall not be required to, cause the Qualifying Offer Resolution to be submitted to a vote of shareholders at an annual meeting of the shareholders of the Company if such annual meeting is to be convened during the Special Meeting Period and (B) if the Company at any time during the Special Meeting Period and prior to a vote on the Qualifying Offer Resolution enters into a Definitive Acquisition Agreement, the Special Meeting Period may be extended (and any Special Meeting called in connection therewith may be cancelled) if the Qualifying Offer Resolution is separately submitted to a vote at the same meeting as the Definitive Acquisition Agreement. Subject to the requirements of applicable law, the Board may take a position in favor of or opposed to the adoption of the Qualifying Offer Resolution, or no position with respect to the Qualifying Offer Resolution, as it determines to be appropriate in the exercise of its fiduciary duties.  Notwithstanding anything to the contrary contained in this Agreement, if the Board determines that it is in the best interests of the shareholders of the Company to seek an alternative transaction so as to obtain greater value for such shareholders than is being provided by any Qualifying Offer, then the Company shall be entitled to include information relating to such alternative transaction in the proxy soliciting material(s) prepared by the Company in connection with the Special Meeting.

(iii)       Exemption for Qualifying Offer. In the event that no Person (for the avoidance of doubt, including the offeror of a Qualifying Offer) has become an Acquiring Person prior to the Exemption Date and the Qualifying Offer continues to be a Qualifying Offer and either (i) the Special Meeting is not convened on or prior to the last day of the Special Meeting Period (the “Outside Meeting Date”), or (ii) if, at the Special Meeting at which a quorum is present, a majority of the shares of Common Stock outstanding as of the record date for the

Special Meeting selected by the Board (excluding shares of Common Stock beneficially owned by the Person, together with all Affiliates and Associates of such Person, making the Qualifying Offer and such Person’s Related Persons) shall vote in favor of the Qualifying Offer Resolution, then the Qualifying Offer shall be deemed exempt from the application of this Agreement in all respects to such Qualifying Offer so long as it remains a Qualifying Offer, such exemption to be effective on the close of business on (i) the Outside Meeting Date or (ii) the date on which the results of the vote on the Qualifying Offer Resolution at the Special Meeting are certified as official by the appointed inspectors of election for the Special Meeting, as the case may be (the “Exemption Date”). Notwithstanding anything herein to the contrary, no action or vote by shareholders not in compliance with the provisions of this Section 23(c) shall serve to exempt any offer from the terms of this Agreement. Immediately upon the close of business on the Exemption Date, and without any further action and without any notice, the right to exercise the Rights with respect to the Qualifying Offer will terminate and, notwithstanding anything in this Agreement to the contrary, the consummation of the Qualifying Offer shall not cause the offeror (or its Affiliates or Associates) to become an Acquiring Person; and the Rights shall immediately expire and have no further force and effect upon such consummation.

24.          Exchange.

(a)         Subject to applicable laws, rules and regulations, and subject to subsection 24(c) below, the Company may, at its option, by action of the Board, at any time after the occurrence of a Triggering Event, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 7(e) hereof) for shares of Common Stock at an exchange ratio of one share of Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the “Exchange Ratio”).  Notwithstanding the foregoing, the Board shall not be empowered to effect such exchange at any time after any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any such Subsidiary, or any entity holding Common Stock for or pursuant to the terms of any such plan), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Common Stock then outstanding.

(b)          Immediately upon the action of the Board ordering the exchange of any Rights pursuant to subsection 24(a) of this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of shares of Common Stock equal to the number of such Rights held by such holder multiplied by the Exchange Ratio.  The Company shall give public notice of any such exchange (with prompt written notice thereof to the Rights Agent); provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange.  The Company shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent.  Any notice that is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice.  Each such notice of exchange will state the method by which the exchange of the shares of Common Stock for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged.  Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 7(e) hereof) held by each holder of Rights.  Upon declaring an exchange of Rights pursuant to this Section 24, or as promptly as reasonably practicable thereafter, the Company may implement such procedures as it deems appropriate, in its sole discretion, for the purpose of ensuring that the shares of Common Stock (or such other consideration) issuable upon an exchange pursuant to this Section 24 is not received by holders of Rights that have become null and void pursuant to the provisions of Section 7(e) hereof. Prior to effecting an exchange and registering shares of Common Stock (or other such securities) in any Person’s name, including any nominee or transferee of a Person, the Company may require, as a condition thereof, that any holder of Rights provide evidence, including, without limitation, the identity of the Beneficial Owners thereof and their Affiliates and Associates (or former Beneficial Owners thereof and their Affiliates and Associates) as the Company shall reasonably request in order to determine if such Rights are null and void. Any shares of Common Stock or other securities issued at the direction of the Board in connection herewith shall be validly issued, fully paid, and nonassessable (as the case may be).

(c)         In the event there shall not be sufficient shares of Common Stock issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with Section 24(a), the Company shall either take such action as may be necessary to authorize additional shares of Common Stock for issuance upon exchange of the Rights or alternatively, at the option of a majority of the Board, with respect to each Right (i) pay cash in an amount equal to the Current Value (as hereinafter defined), in lieu of issuing shares of Common Stock in exchange therefor, or (ii) issue debt or equity securities or a combination thereof, having a value equal to the Current Value, in lieu of issuing shares of Common Stock in exchange for each such Right, where the value of such securities shall be determined by a nationally recognized investment banking firm selected by majority vote of the Board, or (iii) deliver any combination of cash, property, shares of Common Stock and/or other securities having a value equal to the Current Value in exchange for each Right.  For purposes of this Section 24(c) only, the Current Value shall mean the product of the Current Per Share Market Price of shares of Common Stock on the date of the occurrence of the event described above in subparagraph (a), multiplied by the number of shares of Common Stock for which the Right otherwise would be exchangeable if there were sufficient shares available.  To the extent that the Company determines that some action need be taken pursuant to clauses (i), (ii) or (iii) of this Section 24(c), the Board may temporarily suspend the exercisability of the Rights for a period of up to sixty (60) days following the date on which the event described in Section 24(a) shall have occurred, in order to seek any authorization of additional shares of Common Stock and/or to decide the appropriate form of distribution to be made pursuant to the above provision and to determine the value thereof.  In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended (with prompt written notice thereof to the Rights Agent).

(d)          The Company shall not be required to issue fractions of shares of Common Stock or to distribute certificates which evidence fractional shares of Common Stock.  In lieu of such fractional shares of Common Stock, there shall be paid to the registered holders of the Rights Certificates with regard to which such fractional shares of Common Stock would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole share of Common Stock (as determined pursuant to the terms hereof).  For the purposes of this Section 24(d), the current market value of a share of Common Stock shall be the closing price of a share of Common Stock (as determined pursuant to the terms hereof) for the Trading Day immediately prior to the date of such exercise.

(e)        The Company may, at its option, by majority vote of the Board, at any time before any Person has become an Acquiring Person, exchange all or part of the then outstanding Rights for rights of substantially equivalent value, as determined reasonably and with good faith by the Board, based upon the advice of one or more nationally recognized investment banking firms.

(f)           Immediately upon the action of the Board ordering the exchange of any Rights pursuant to subsection 24(e) of this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of rights in exchange therefor as has been determined by the Board in accordance with subsection 24(e) above.  The Company shall give public notice of any such exchange (with prompt written notice thereof to the Rights Agent); provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange.  The Company shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the transfer agent for the shares of Common Stock of the Company.  Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice.  Each such notice of exchange will state the method by which the exchange of the Rights will be effected.

25.          Notice of Certain Events.

(a)          In case the Company shall, at any time after the Distribution Date, propose (i) to pay any dividend payable in stock of any class to the holders of the Preferred Shares or to make any other distribution to the holders of the Preferred Shares (other than a regular quarterly cash dividend), (ii) to offer to the holders of the Preferred Shares rights or warrants to subscribe for or to purchase any additional Preferred Shares or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of the Preferred Shares (other than a reclassification involving only the subdivision of outstanding Preferred Shares), (iv) to effect Section 13 Event, (v) to effect the liquidation, dissolution or winding up of the Company, (vi) to declare or pay any dividend on the Common Stock payable in shares of Common Stock or to effect a subdivision, combination or consolidation of the Common Stock (by reclassification or otherwise than by payment of dividends in shares of Common Stock), or (vii) propose to effect or permit to occur any Triggering Event, then, in each such case, the Company shall give to the Rights Agent and each holder of Rights, in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, or distribution of rights or warrants, or the date on which such share exchange, reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of shares of Common Stock and/or Preferred Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 10 days prior to the record date for determining holders of the Preferred Shares for purposes of such action, and, in the case of any such other action, at least 10 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of shares of Common Stock or Preferred Shares, whichever shall be the earlier.

(b)          In case any Triggering Event or Section 13 Event shall occur, then, in any such case, the Company shall as soon as practicable thereafter give to each holder of a Rights Certificate and the Rights Agent, in accordance with Section 26 hereof, a notice of the occurrence of such event, which shall specify the date of such Triggering Event or Section 13 Event, event and the consequences of the event to holders of Rights under Sections 11(a)(ii) and 13 hereof.

26.         Notices.  Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

Genco Shipping & Trading Limited
299 Park Avenue, 12th Floor
New York, New York 10171
Attention: John C. Wobensmith

with a copy to:

Herbert Smith Freehills Kramer (US) LLP
1177 Avenue of the Americas
New York, NY 10036
Attention: Thomas E. Molner

Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

Computershare Inc.
118 Fernwood Ave.
Edison, NJ 08837	Attn: Relationship Manager

with a copy to:

Computershare Inc.
150 Royall Street
Canton, MA 02021
Attention: Legal Department

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

27.         Supplements and Amendments.  Prior to the occurrence of a Distribution Date, the Company may supplement or amend this Agreement in any respect without the approval of any holders of Rights and the Rights Agent shall, if the Company so directs, execute such supplement or amendment.  From and after the occurrence of a Distribution Date, the Company and the Rights Agent may from time to time supplement or amend this Agreement without the approval of any holders of Rights in order to (i) cure any ambiguity, (ii) correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (iii) shorten or lengthen any time period hereunder or (iv) to change, amend or supplement the provisions hereunder in any manner that the Company may deem necessary or desirable, any such supplement or amendment to be evidenced by a writing signed by the Company and the Rights Agent; except that, from and after such time as the Rights cease to be redeemable pursuant to Section 23, this Agreement shall not be amended in any manner that would adversely affect the interests of the holders of Rights (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person).  For the avoidance of doubt, the Company shall be entitled to adopt and implement such procedures and arrangements (including with third parties) as it may deem necessary or desirable to facilitate the exercise, exchange, trading, issuance or distribution of the Rights (and Preferred Shares) as contemplated hereby and to ensure that an Acquiring Person and its Affiliates and Associates do not obtain the benefits thereof, and amendments in respect of the foregoing shall not be deemed to adversely affect the interests of the holders of Rights.  No supplement or amendment to this Agreement shall be effective unless duly executed by the Rights Agent and the Company.  The Rights Agent shall duly execute and deliver any supplement or amendment hereto requested by the Company in writing, provided, that the Company has delivered to the Rights Agent a certificate signed by any one of the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer or the Secretary of the Company that states that the proposed supplement or amendment is in compliance with the terms of this Section 27.  Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of shares of Common Stock.  Notwithstanding anything contained in this Agreement to the contrary, the Rights Agent may, but shall not be obligated to, enter into any supplement or amendment that adversely affects the Rights Agent’s own rights, duties, obligations or immunities under this Agreement.

28.        Successors.  All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

29.         Determinations and Actions by the Board, etc.  For all purposes of this Agreement, any calculation of the number of shares of Common Stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of Common Stock of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act.  The Board shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board, or the Company, or as may be necessary or advisable in the administration of this

Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend the Agreement).  Without limiting any of the rights and immunities of the Rights Agent, all such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) that are done or made by the Board in good faith, shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights Certificates and all other parties and (y) not subject the Board to any liability to the holders of the Rights. The Rights Agent is entitled always to assume the Board acted in good faith and shall be fully protected and incur no liability in reliance thereon.

30.         Benefits of this Agreement.  Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, the shares of Common Stock) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, the shares of Common Stock).

31.         Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board determines in its good faith judgment that severing the invalid, void or unenforceable language from this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in Section 23 hereof shall be reinstated and shall not expire until the Close of Business on the tenth day following the date of such determination by the Board; further, provided, however, that if such excluded term, provision, covenant or restriction shall materially and adversely affect the rights, immunities, liabilities, duties or obligations of the Rights Agent, the Rights Agent shall be entitled to resign upon ten (10) days’ written notice to the Company.

32.         Governing Law; Jurisdiction.  This Agreement and each Right and each Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of New York and for all purposes shall be governed by and construed in accordance with the laws of such jurisdiction applicable to contracts to be made and performed entirely within such jurisdiction.  Each party hereto hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive.  Each party hereto hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.  Any such process or summons to be served upon each party hereto may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 26 hereof.  Such mailing shall be deemed personal service and shall be legal and binding upon such party hereto in any action, proceeding or claim.

33.         Counterparts.  This Agreement may be executed in any number of one or more counterparts, and each of such counterparts by the different parties hereto in separate counterparts, each of which when executed shall for all purposes be deemed to be an original, but all such counterparts of which shall together constitute but one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or other customary means of electronic transmission (e.g., “PDF”) shall be effective as delivery of a manually executed counterpart hereof.

34.         Descriptive Headings; Rules of Construction.  Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation,” whether or not so expressed.  The words “hereof,” “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and clause, section, subsection, paragraph and exhibit references are to the clauses, sections, subsections, paragraphs and exhibits of this Agreement unless otherwise specified.  The meaning assigned to each term defined herein shall be equally applicable to both the singular and the plural forms of such term, and words denoting any gender shall include all genders.  Where a word or phrase is defined herein, unless the context otherwise requires, each of its other grammatical forms shall have a corresponding meaning.

35.         Force Majeure.  Notwithstanding anything to the contrary contained herein, the Rights Agent will not have any liability for not performing, or a delay in the performance of, any act, duty, obligation or responsibility by reason of any occurrence beyond the reasonable control of the Rights Agent (including any act or provision or any present or future law or regulation or governmental authority, any act of God, epidemics, pandemics, war, civil or military disobedience or disorder, riot, rebellion, terrorism, insurrection, fire, earthquake, storm, flood, strike, work stoppage, interruptions or malfunctions of computer facilities, loss of data due to power failures or mechanical difficulties, labor dispute, accident or failure or malfunction of any utilities communication or computer services or similar occurrence).

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Shareholders Rights Agreement as of the date first written above.

GENCO SHIPPING & TRADING LIMITED

By:	/s/ John C. Wobensmith
Name: John C. Wobensmith
Title: Chief Executive Officer, President, and Secretary

COMPUTERSHARE INC.

By:	/s/ Eugene Leybovich
Name: Eugene Leybovich
Title: Vice President, Issuer Services

Exhibit A

STATEMENT OF DESIGNATIONS OF RIGHTS, PREFERENCES AND PRIVILEGES OF SERIES B PREFERRED STOCK OF GENCO SHIPPING & TRADING LIMITED

The undersigned, John C. Wobensmith, does hereby certify:

1.          That he is the duly elected and acting Chief Executive Officer, President, and Secretary of Genco Shipping & Trading Limited, a Marshall Islands corporation (the “Corporation”).

2.           That pursuant to the authority conferred by Section 35(5) of the Marshall Islands Business Corporations Act and the Corporation’s Second Amended and Restated Articles of Incorporation, as amended to date (the “Articles of Incorporation”), the Corporation’s Board of Directors (the “Board”) on October 1, 2025 adopted the following resolution designating and prescribing the relative rights, preferences and limitations of the Corporation’s Series B Preferred Stock:

RESOLVED, that pursuant to the authority vested in the Board by the Articles of Incorporation, the Board does hereby establish a series of preferred stock, par value $0.01 per share, and the designation and certain powers, preferences and other special rights of the shares of such series, and certain qualifications, limitations and restrictions thereon, are hereby fixed as follows:

Section 1.            Designation and Amount.  The shares of such series shall be designated as “Series B Preferred Stock”.  The Series B Preferred Stock shall have a par value of $0.01 per share, and the number of shares constituting such series shall initially be 60,000, which number the Board may from time to time increase or decrease (but not below the number then outstanding).

Section 2.            Proportional Adjustment.  In the event the Corporation shall at any time after the issuance of any share or shares of Series B Preferred Stock (i) declare any dividend on the common stock of the Corporation par value $0.01 per share (the “Common Stock”) payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Corporation shall simultaneously effect a proportional adjustment to the number of outstanding shares of Series B Preferred Stock.

Section 3.             Dividends and Distributions.  Except as prohibited by law or any agreement to which the Corporation is a party:

(a)          Subject to the prior and superior right of the holders of any shares of any series of preferred stock ranking prior and superior to the shares of Series B Preferred Stock with respect to dividends, the holders of shares of Series B Preferred Stock shall be entitled to receive when, as and if declared by the Board out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of February, May, August and November in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series B Preferred Stock, in an amount per share (rounded to the nearest cent) equal to

1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series B Preferred Stock.

(b)          The Corporation shall declare a dividend or distribution on the Series B Preferred Stock (or effect an adjustment, as appropriate) as provided in paragraph (a) above immediately after it declares a dividend or distribution on the Common Stock (or effects a subdivision or combination or consolidation of the outstanding shares of Common Stock).

(c)        Dividends shall begin to accrue and be cumulative on outstanding shares of Series B Preferred Stock from the Quarterly Dividend Payment Date immediately preceding the date of issue of such shares of Series B Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue and be cumulative from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series B Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date.  Accrued but unpaid dividends shall not bear interest.  Dividends paid on the shares of Series B Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.  The Board may fix a record date for the determination of holders of shares of Series B Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

Section 4.             Voting Rights.  The holders of shares of Series B Preferred Stock shall have the following voting rights:

(a)         Each share of Series B Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the Shareholders of the Corporation.

(b)         Except as otherwise provided herein or by law, the holders of shares of Series B Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of Shareholders of the Corporation.

(c)          Except as required by law, holders of Series B Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

Section 5.              Certain Restrictions.

(a)         The Corporation shall not declare any dividend on, make any distribution on, or redeem or purchase or otherwise acquire for consideration any shares of Common Stock after the first issuance of a share or fraction of a share of Series B Preferred Stock unless concurrently therewith it shall declare a dividend on the Series B Preferred Stock as required by Section 3 hereof.

(b)        Whenever quarterly dividends or other dividends or distributions payable on the Series B Preferred Stock as provided in Section 3 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series B Preferred Stock outstanding shall have been paid in full, the Corporation shall not (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Preferred Stock; (ii) declare or pay dividends on, make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with Series B Preferred Stock, except dividends paid ratably on the Series B Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled; (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Preferred Stock, provided that the Corporation  may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series B Preferred Stock; (iv) redeem or purchase or otherwise acquire for consideration any shares of Series B Preferred Stock, or any shares of stock ranking on a parity with the Series B Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board) to all holders of such shares upon such terms as the Board, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(c)       The Corporation shall not permit any Subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation  could, under paragraph (a) of this Section 5, purchase or otherwise acquire such shares at such time and in such manner.

Section 6.             Reacquired Shares.  Any shares of Series B Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof.  All such shares shall upon their cancellation become authorized but unissued shares of preferred stock and may be reissued as part of a new series of preferred stock to be created by resolution or resolutions of the Board, subject to the conditions and restrictions on issuance set forth herein in the Articles of Incorporation as then amended, or in any other Statement of Designations creating a series of Preferred Stock or any similar stock or as otherwise required by law.

Section 7.          Liquidation, Dissolution or Winding Up.  Upon any liquidation, dissolution or winding up of the Company, the holders of shares of Series B Preferred Stock shall be entitled to receive an aggregate amount per share equal to 1,000 times the aggregate amount to be distributed per share to holders of shares of Common Stock plus an amount equal to any accrued and unpaid dividends on such shares of Series B Preferred Stock.

Section 8.            Consolidation, Merger, etc.  In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series B Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.

Section 9.             No Redemption.  The shares of Series B Preferred Stock shall not be redeemable.

Section 10.          Ranking.  The Series B Preferred Stock shall rank junior to all other series of the Corporation’s preferred stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

Section 11.          Amendment.  The Articles of Incorporation shall not be further amended in any manner which would materially alter or change the powers, preference or special rights of the Series B Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least a majority of the outstanding shares of Series B Preferred Stock, voting separately as a class, in addition to such other vote as may be required by the Marshall Islands Business Corporations Act.

Section 12.          Fractional Shares.  Series B Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions, and have the benefit of all other rights of holders of Series B Preferred Stock.

RESOLVED FURTHER, that the Chief Executive officer, the President or any Vice President and the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of this Corporation be, and they hereby are, authorized and directed to prepare and file a Statement of Designation of Rights, Preferences and Privileges in accordance with the foregoing resolution and the provisions of Marshall Islands law and to take such actions as they may deem necessary or appropriate to carry out the intent of the foregoing resolution.”

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, the Corporation has caused this Statement of Designations to be duly executed on this 1st day of October, 2025.

/s/ John C. Wobensmith
John C. Wobensmith
Chief Executive Officer, President, and Secretary

Exhibit B

[FORM OF RIGHTS CERTIFICATE]

No. R-	_________________Rights

NOT EXERCISABLE AFTER THE EARLIER OF September 30, 2026 AND THE DATE ON WHICH THE RIGHTS EVIDENCED HEREBY ARE REDEEMED OR EXCHANGED BY THE CORPORATION AS SET FORTH IN THE RIGHTS AGREEMENT. AS SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS ISSUED TO, OR HELD BY, ANY PERSON WHO IS, WAS OR BECOMES AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE THEREOF (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT), WHETHER CURRENTLY HELD BY OR ON BEHALF OF SUCH PERSON OR BY ANY SUBSEQUENT HOLDER, MAY BE NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS RIGHT CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR AN ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). THIS RIGHT CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BE OR MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF THE RIGHTS AGREEMENT.] THE RIGHTS SHALL NOT BE EXERCISABLE FOR SECURITIES IN ANY JURISDICTION IF (I) THE REQUISITE QUALIFICATION IN SUCH JURISDICTION SHALL NOT HAVE BEEN OBTAINED, (II) SUCH EXERCISE SHALL NOT BE PERMITTED UNDER APPLICABLE LAW OR (III) IF APPLICABLE, A REGISTRATION STATEMENT IN RESPECT OF SUCH SECURITIES SHALL NOT HAVE BEEN DECLARED EFFECTIVE.

RIGHT CERTIFICATE
GENCO SHIPPING & TRADING LIMITED

This Right Certificate certifies that _________________________, or registered assigns, is the registered holder of the number of Rights set forth above, each of which entitles the holder (upon the terms and subject to the conditions set forth in the Rights Agreement dated as of October 1, 2025 (the "Rights Agreement") between Genco Shipping & Trading Limited, a Marshall Islands Corporation (the "Company"), and Computershare Inc. (the "Rights Agent")) to purchase from the Company, at any time after the Distribution Date and prior to the Expiration Date, one-thousandth of a Preferred Share issuable pursuant to the exercise of a Right for One Hundred Seven Dollars ($107.00) (the “Exercise Price”), payable in lawful money of the United States of America, upon surrender of this Right Certificate, with the form of election to purchase and related certificate duly executed, and payment of the Purchase Price at an office of the Rights Agent designated for such purpose.

Terms used herein and not otherwise defined herein have the meanings assigned to them in the Rights Agreement.

The number of Rights evidenced by this Right Certificate (and the number and kind of shares issuable upon exercise of each Right) and the Purchase Price set forth above are as of October 1, 2025, and may have been or in the future be adjusted as a result of the occurrence of certain events, as more fully provided in the Rights Agreement.

Upon the occurrence of a Section 11(a)(ii) Event, if the Rights evidenced by this Right Certificate are beneficially owned by (a) an Acquiring Person or an Associate or Affiliate of an Acquiring Person, (b) a transferee of an Acquiring Person (or any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, or (c) under certain circumstances specified in the Rights Agreement, a transferee of an Acquiring Person (or any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such, such Rights shall become null and void, and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Section l1(a)(ii) Event.

This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement.  Copies of the Rights Agreement are on file at the principal executive offices of the Company.

Upon surrender at an office of the Rights Agent designated for such purpose and subject to the terms and conditions set forth in the Rights Agreement, any Rights Certificate or Certificates may be transferred or exchanged for another Rights Certificate or Certificates evidencing a like number of Rights as the Rights Certificate or Certificates surrendered.

Subject to the provisions of the Rights Agreement, the Board of Directors of the Company may, at its option at any time prior to (i) the close of business on the tenth day after the Shares Acquisition Date (or such later date as a majority of the Continuing Directors may designate prior to such time as the Rights are no longer redeemable) and (ii) the Final Expiration Date, redeem all but not less than all the then outstanding Rights at a redemption price of $0.01 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof.

No fractional shares of Common Stock will be issued upon the exercise of any Right or Rights evidenced hereby, but in lieu thereof a cash payment will be made, as provided in the Rights Agreement. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Certificates for the number of whole Rights not exercised.

No holder of this Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the shares which may at any time be issuable on the exercise hereof nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal by its authorized officers.

Dated as of
GENCO SHIPPING & TRADING LIMITED

THE COMMON SEAL	)	By:
OF GENCO SHIPPING & TRADING LIMITED	)		Name: John C. Wobensmith
was affixed to this deed	)		Title: Chief Executive Officer, President and Secretary
in the presence of	)

Countersigned:
Computershare Inc.
as Rights Agent

By:
Authorized Signature

Form of Reverse Side of Right Certificate

FORM OF ASSIGNMENT

(To be executed by the registered holder if such
holder desires to transfer the Rights Certificate.)

FOR VALUE RECEIVED
hereby sells, assigns and transfers unto

(Please print name and address of transferee)

this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ____________________ Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated:	20___

Signature

Signature Guaranteed:

Signatures must be guaranteed by a participant in the Securities Transfer Agent Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program.

Certificate

The undersigned hereby certifies by checking the appropriate boxes that:

(1)          the Rights evidenced by this Right Certificate ___ are ___ are not being assigned by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement);

(2)          after due inquiry and to the best knowledge of the undersigned, it ___ did ___ did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person

Dated:	20___

Signature

Signature Guaranteed:

Signatures must be guaranteed by a participant in the Securities Transfer Agent Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program.

The signatures to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

FORM OF ELECTION TO PURCHASE

(To be executed if the holder desires to exercise
Rights represented by the Right Certificate.)

To: Genco Shipping & Trading Limited
The undersigned hereby irrevocably elects to exercise _____________ Rights represented by this Right Certificate to purchase Preferred Shares issuable upon the exercise of the Rights (or such other securities of the Company or of any other person which may be issuable upon the exercise of the Rights) and requests that certificates for such securities be issued in the name of and delivered to:

Please insert social security
or other identifying number

(Please print name and address)

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the remaining balance of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number

(Please print name and address)

Dated:	20___

Signature

Signature Guaranteed:

Signatures must be guaranteed by a participant in the Securities Transfer Agent Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program.

Certificate

The undersigned hereby certifies by checking the appropriate boxes that:

(1)          the Rights evidenced by this Right Certificate [___] are [___] are not being assigned by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement);

(2)          after due inquiry and to the best knowledge of the undersigned, it [___] did [___] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person

Dated:	20___

Signature

Signature Guaranteed:

Signatures must be guaranteed by a participant in the Securities Transfer Agent Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program.

The signatures to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

In the event the certification set for above in the Election to Purchase, is not completed, the Company and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and such Assignment or Election to Purchase will not be honored.

Exhibit C

SUMMARY OF RIGHTS

Distribution and Transfer of Rights:

Distribution Date:
The rights will separate from the common stock and become exercisable after (1) the tenth day after a person or group (an “Acquiring Person”) acquires beneficial ownership of 15% or more of the company's common stock or (2) the 10th business day (or such later date as determined by the company’s board of directors) after a person or group announces a tender or exchange offer which would result in that person or group holding 15% or more of the company's common stock.

Preferred Stock Purchaseable Upon Exercise of Rights:
On the Distribution Date, each holder of a right will be entitled to purchase for $107.00 (the “Exercise Price”) a fraction (1/1000th) of one share of the company’s preferred stock which has similar economic terms as one share of common stock.

Flip-in:
If a person becomes an Acquiring Person, then each holder of a right (except that acquiring person) will be entitled to buy at the Exercise Price, a number of shares of the company's common stock which has a market value of twice the Exercise Price.

Flip-over:
If after person becomes an Acquiring Person, the company merges into another company (either as the surviving corporation or as the disappearing entity) or the company sells more than 50% of its assets or earning power, then each holder of a right (except for those owned by the acquirer) will be entitled to purchase at the Exercise Price, a number of shares of common stock of the surviving entity which has a then current market value of twice the Exercise Price.

Qualifying Offers:
If the company receives a Qualifying Offer (as defined in the rights agreement) and the company’s board of directors does not redeem the outstanding rights, exempt such Qualifying Offer from the terms of the rights agreement or call a special meeting of the shareholders to vote on whether or not to exempt such Qualifying Offer from the Rights Agreement, in each case within 90 business days of the commencement of the Qualifying Offer (the “Board Evaluation Period”), the record holders of 10% or more of the outstanding common stock of the company may submit a written demand directing the board to submit a resolution exempting the Qualifying Offer from the rights agreement to be voted upon at a special meeting to be convened within 90 business days following the last day of the Board Evaluation Period (the “Special Meeting Period”). The Board may recommend in favor of or against or take no position with respect to the adoption of the resolution, as it determines to be appropriate in the exercise of the Board’s fiduciary duties.

Exchange Provision:
Any time after a person becomes an Acquiring Person obtains more than 15% of the company's common stock and before a person acquires more than 50% of the company's outstanding common stock, the company may exchange each right owned by all other rights holders, in whole or in part, for one share of the company's common stock.

Redemption of Rights:
Except as prohibited by law or any agreement to which the company is a party, the company can redeem the rights at any time prior to person having acquired ownership of 15% or more of the company's common stock.

Expiration of Rights:	The rights expire on the earlier of (1) September 30, 2026 or (2) the exchange or redemption of the rights as described above.

Amendment of Terms of Rights:
The terms of the rights and the Shareholder Rights Agreement may be amended without the consent of the rights holders at any time on or prior to the Distribution Date.  After the Distribution Date, the terms of the rights and the Shareholder Rights Agreement may be amended to make changes, which do not adversely affect the rights of the rights holders (other than the Acquiring Person).

Voting Rights:	The rights will not have any voting rights.

Anti-dilution Provisions:	The rights will have the benefit of certain customary anti-dilution protections